     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1998


                                    REGISTRATION NOS. 333-40077 AND 333-40077-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


           STARWOOD HOTELS & RESORTS             STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS   (EXACT NAME OF REGISTRANT AS SPECIFIED IN
                    CHARTER)                                   ITS CHARTER)

                    MARYLAND                                     MARYLAND
(STATE OR OTHER JURISDICTION OF INCORPORATION OR      (STATE OR OTHER JURISDICTION OF
                 ORGANIZATION)                        INCORPORATION OR ORGANIZATION)
                   52-0901263                                   52-1193298
      (I.R.S. EMPLOYER IDENTIFICATION NO.)         (I.R.S. EMPLOYER IDENTIFICATION NO.)
       2231 E. CAMELBACK ROAD, SUITE 410             2231 E. CAMELBACK ROAD, SUITE 400
             PHOENIX, ARIZONA 85016                       PHOENIX, ARIZONA 85016
                 (602) 852-3900                               (602) 852-3900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE        (ADDRESS, INCLUDING ZIP CODE, AND
                    NUMBER,                                  TELEPHONE NUMBER,
 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL    INCLUDING AREA CODE, OF REGISTRANT'S
               EXECUTIVE OFFICES)                      PRINCIPAL EXECUTIVE OFFICES)
              BARRY S. STERNLICHT                             RONALD C. BROWN
               CHAIRMAN AND CHIEF                      EXECUTIVE VICE PRESIDENT AND
               EXECUTIVE OFFICER                          CHIEF FINANCIAL OFFICER
           STARWOOD HOTELS & RESORTS                 2231 E. CAMELBACK ROAD, SUITE 400
       2231 E. CAMELBACK ROAD, SUITE 410         STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
             PHOENIX, ARIZONA 85016                       PHOENIX, ARIZONA 85016
                 (602) 852-3900                               (602) 852-3900
  (NAME, AND ADDRESS, INCLUDING ZIP CODE, AND     (NAME, AND ADDRESS, INCLUDING ZIP CODE,
               TELEPHONE NUMBER,                           AND TELEPHONE NUMBER,
   INCLUDING AREA CODE, OF AGENT FOR SERVICE)        INCLUDING AREA CODE, OF AGENT FOR
                                                                 SERVICE)


                                   COPIES TO:

                             LAURA A. LOFTIN, ESQ.
                             KENNETH H. LEVIN, ESQ.
                                SIDLEY & AUSTIN
                             555 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90013
                                 (213) 896-6000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            ------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    Pursuant to the provisions of Rule 429, the form of prospectus set forth herein also relates to the Registrants' (i) Registration Statement on Form S-3 filed on November 16, 1995 (Nos. 33-64335 and 33-64335-01) (the "1995
Registration Statement") and (ii) Registration Statement on Form S-3 filed on October 3, 1996 (Nos. 333-13411 and 333-13411-01) (the "1996 Registration
Statement"). This Registration Statement also constitutes Post-Effective Amendment No. 2 to the 1995 Registration Statement and Post-Effective Amendment No. 1 to the 1996 Registration Statement.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


       SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED APRIL 27, 1998

PROSPECTUS

          STARWOOD HOTELS & RESORTS                         STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                $350,000,000                                             $2,650,000,000

 COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS AND CONVERTIBLE NOTES


    Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation") may from time to time offer, in one or more series or issuances, securities with an aggregate public offering price of up to $3,000,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale): (i) shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares") that are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"); (ii) shares of preferred stock, $.01 par value, of the Trust (the "Trust Preferred Shares") and shares of preferred stock, $.01 par value, of the Corporation (the "Corporation Preferred Shares" and, with the Trust Preferred Shares, the "Preferred Shares"), which shares may (but are not required to), be "paired" with shares of preferred stock of the other entity; (iii) secured or unsecured debt securities of the Trust or the Corporation consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), which may (but are not required to) be paired with Debt Securities of the other entity and which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities") (iv) (A) warrants to purchase Trust Shares and warrants to purchase Corporation Shares that are "paired" and traded as units consisting of one warrant to purchase Trust Shares and one warrant to purchase a like number of Corporation Shares, (B) warrants to purchase Trust Preferred Shares or Corporation Preferred Shares, or (C) warrants to purchase Debt Securities (collectively, the "Warrants"); and (iv) convertible notes of the Trust or the Corporation that may be issued to underwriters to facilitate an underwritten public offering of equity securities of the Trust or the Corporation ("Convertible Notes"). The Preferred Shares may be issued as exchangeable and/or convertible Preferred Shares exchangeable for or convertible into Debt Securities or Paired Common Shares. Debt Securities may be issued as convertible and/or exchangeable Debt Securities, convertible into or exchangeable for Paired Common Shares or Preferred Shares. The payment obligations under any series of Debt Securities issued by the Trust or the Corporation may be guaranteed by the other entity ("Guarantees"). The Paired Common Shares, Preferred Shares, Debt Securities, Warrants and Convertible Notes (collectively, the "Securities") may be offered, separately or together, in one or more separate series or issuances and in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). Of the $3,000,000,000 aggregate initial public offering price of the Securities, up to $350,000,000 will be offered by the Trust and up to $2,650,000,000 will be offered by the Corporation. In no event will the aggregate offering price of all Paired Common Shares offered from time to time pursuant to this Registration Statement exceed $500,000,000.


    The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Paired Common Shares, the number of shares, purchase price and the terms of the offer and sale thereof;
(ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (iii) in the case of Debt Securities and Guarantees thereof, if any, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the issuer or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price, and (iv) in the case of Warrants, the duration, offering price, securities purchasable upon exercise, exercise price and detachability, if applicable. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for United States federal income tax purposes.


    The Paired Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "HOT." Any Paired Common Shares offered and sold pursuant to a Prospectus Supplement will be listed on the NYSE. On April 23, 1998 the last reported sale price of the Paired Common Shares on the NYSE was $49 15/16 per Paired Common Share. The Company has not determined whether any Preferred Shares, Debt Securities or Warrants that may be offered hereby well be listed on any exchange or trade on the NASDAQ System or in the over-the-counter market. If the Company decides to seek such listing or trading of any such Securities, the applicable Prospectus Supplement will disclose such exchange or market. The applicable Prospectus Supplement also will contain information, where applicable, about certain material United States federal income tax considerations relating to the Preferred Shares, Debt Securities or Warrants covered by such Prospectus Supplement.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD, THE NEW JERSEY CASINO CONTROL
   COMMISSION OR THE MISSISSIPPI GAMING COMMISSION NOR HAS THE SECURITIES AND
    EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD, THE NEW JERSEY CASINO CONTROL
  COMMISSION OR THE MISSISSIPPI GAMING COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------


    The Securities may be offered by the Trust or the Corporation directly, through agents designated from time to time by the Trust or the Corporation or to or through underwriters or dealers. Certain terms of the offering and sale of Securities, including, where applicable, the names of any underwriters, dealers or agents, any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, and the prices to the Trust or the Corporation from such sale, will be set forth in the accompanying Prospectus Supplement. The Trust and the Corporation reserve the sole right to accept, and together with their respective agents, from time to time, to reject in whole or in part any proposed purchase of the Securities to be made directly or through agents. See "Plan of Distribution" for information regarding possible indemnification arrangements for underwriters, dealers and agents.


    No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such series of Securities.

               THE DATE OF THIS PROSPECTUS IS             , 1998.

     IN CONNECTION WITH THE OFFERING OR CERTAIN OFFERED SECURITIES, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE EFFECT THE MARKET PRICES OF SUCH SECURITIES OR OTHER SECURITIES OF THE TRUST OR THE CORPORATION AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             AVAILABLE INFORMATION

     The Trust and the Corporation are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy or information statements and other information concerning the Trust and the Corporation can also be inspected and copied at the offices of the New York Stock Exchange, Public Reference Section, 20 Broad Street, New York, New York 10005.


     The Trust and the Corporation have filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document so filed, each such statement being qualified in all respects by such reference. For further information with respect to the Trust, the Corporation and the securities offered hereby, reference is made to the Registration Statement and exhibits thereto.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents previously filed by the Trust and the Corporation (Commission File Nos. 1-6828 and 1-7959, respectively) with the Commission under the Exchange Act are incorporated in this Prospectus by reference and are made a part hereof:



          1. The Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K");



          2. The Joint Current Reports on Form 8-K dated January 2, 1998, January 15, 1988, February 3, 1998, February 24, 1998, March 11, 1998,
     March 12, 1998 and April 2, 1998; and



          3. The description of the Paired Common Shares contained in the Registration Statement on Form 8-A filed with the Commission on October 3, 1986.


     Each document filed by the Trust or the Corporation (i) subsequent to the date of the initial Registration Statement of which this Prospectus is a part and prior to the effectiveness of such Registration Statement and (ii) subsequent to the date of this Prospectus, in each case, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained herein or in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained in this Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), in any Prospectus Supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.


     Copies of all documents incorporated herein by reference, other than exhibits to such documents not specifically incorporated by reference therein, will be provided without charge to each person to whom this Prospectus is delivered, upon oral or written request to Starwood Hotels & Resorts Worldwide, Inc., 2231 E. Camelback Road, Suite 400, Phoenix, Arizona 85016; Attention: Alan
M. Schnaid, telephone number 602-852-3900.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     This Prospectus contains, or incorporates by reference, and the accompanying Prospectus Supplement may contain, "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements relating to the Company's objectives, strategies, plans, intentions and expectations, and all statements (other than statements of historical facts) that address actions, events or circumstances that the Company or its management expects, believes or intends will occur in the future, are forward-looking statements. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those results anticipated in the forward-looking statements including, without limitation, risks and uncertainties associated with the following: certain recently proposed legislation relating to the Trust's ability to continue to qualify as a paired-share REIT and to achieve the related tax treatment; the Company's integration of the assets and operations at ITT Corporation ("ITT") and Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide") and its affiliates (collectively, "Westin"); completion of future acquisitions; the availability of capital for acquisitions and for renovations; the ability to maintain existing management, franchise or representation agreements and to obtain new agreements on favorable terms; competition within the lodging industry and the gaming industry; the cyclicality of the real estate business, the hotel business and the gaming business; general real estate and economic conditions; and other risks described in this Prospectus and the accompanying Prospectus Supplement and in the annual, quarterly and current reports and proxy statements of the Trust and the Corporation incorporated by reference herein. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


                                  THE COMPANY


     The Trust and the Corporation (together with their respective subsidiaries, the "Company") are the largest real estate investment trust in the United States and one of the world's leading hotel operating companies, respectively. The Corporation conducts its hotel business both directly and through its subsidiaries ITT Sheraton Corporation ("Sheraton") and Ciga, S.p.a. ("Ciga"), and engages in the gaming business principally through its subsidiary Caesars World, Inc. ("Caesars"). Through the Sheraton, Westin, The Luxury Collection, St. Regis, Ciga, Four Points Hotels and Caesars brand names, the Company is represented in most major markets of the world. As of March 30, 1998, the Company owned equity interests in approximately 220 hotel properties, held mortgage loan interests in eight hotel properties, operated approximately 180 hotel properties on behalf of third-party owners and earned franchise fees by licensing one of the Company's brand names to approximately 240 hotel properties.



     Prior to January 1, 1998, the Trust and the Corporation conducted substantially all of their respective businesses and operations through SLT Realty Partnership (the "Realty Partnership") and SLC Operating Partnership (the "Operating Partnership" and together with the Realty Partnership, the "Partnerships"). The Trust is the sole general partner of the Realty Partnership; the Corporation is the sole general partner of the Operating Partnership. As of the date of this Prospectus, the Company owns an approximately 94.1% general partnership in each of the Partnerships. The remaining 5.9% interest in each of the Partnerships is owned predominantly by Starwood Capital Group, L.L.C. and certain of its affiliates. As of December 31, 1997, the Realty Partnership held fee interests, ground leaseholds and mortgage loan interests in 120 hotel properties containing over 32,800 rooms located in 34 states throughout the United States and the District of Columbia, and in Mexico and Scotland. The Operating Partnership leased from the Realty Partnership all but four of the 96 hotel properties owned in fee or held pursuant to long-term leases by the Realty Partnership. In addition, the Operating Partnership owned, as of December 31, 1997, the Milwaukee Sheraton, the Midland Hotel in Chicago, Illinois, the three Westin Regina Resorts in Cabo San Lucas, Cancun and Puerta Vallarta, Mexico and the Turnberry Hotel and Golf Resort in Ayreshire, Scotland, all subject to mortgages to the Trust, and managed nine hotels for third party owners.

     The Trust was organized in 1969 as a Maryland real estate investment trust. The Trust's executive offices are located at 2231 East Camelback Road, Suite 410, Phoenix, Arizona 85016; telephone number (602) 852-3900. The Corporation is a Maryland corporation formed in 1980. The Corporation's executive offices are located at 2231 East Camelback Road, Suite 400, Phoenix, Arizona 85016; telephone number (602) 852-3900.



     In furtherance of the Company's strategy to enhance, expand and diversify its hotel portfolio and to develop or acquire one or more global brands, on January 2, 1998 the Company acquired Westin Hotels & Resorts Worldwide, Inc. and certain affiliated entities, and on February 23, 1998 the Corporation acquired ITT Corporation.



     Acquisition of ITT



     On February 23, 1998, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of November 12, 1997, among the Trust, the Corporation, Chess Acquisition Corp., a newly formed, wholly owned subsidiary of the Company ("Chess Acquisition"), and ITT, Chess was merged with and into ITT (the "ITT Merger"). As a result of the ITT Merger, ITT became a wholly owned subsidiary of the Corporation, and all outstanding shares of the common stock, no par value, of ITT ("ITT Common Stock"), together with the associated preferred share purchase rights (other than shares held by ITT or the Company) were converted into the right to receive an aggregate of 126,716,121 Paired Shares and $2.992 billion in cash. In addition, each holder of shares of ITT Common Stock became entitled to receive for each share of ITT Common Stock converted in the ITT Merger additional cash consideration in the amount of $0.37 per Paired Common Share computed as interest for the period from January 31, 1998 through February 23, 1998.



     In connection with the ITT Merger, the Company borrowed an aggregate of approximately $5.6 billion from a group of financial institutions organized by Bankers Trust Company, Chase Securities Inc. and Lehman Brothers Inc., which borrowings were used to fund the cash portion of the acquisition price of ITT and to refinance a portion of the Company's and ITT's existing indebtedness.



     ITT conducts its hotel and gaming business through its subsidiaries Sheraton, Ciga, and Caesars. ITT's revenues from hotel operations are derived worldwide from hotels that are owned, leased or managed by Sheraton under the brand names "Sheraton" and "The Luxury Collection" and ITT's 70.3% ownership interest in Ciga, which owns a group of luxury hotels in Europe. ITT also earns franchise fees by licensing the "Sheraton" and "Four Points Hotels" brands to owners of independent hotels. ITT's gaming operations are marketed under either the "Caesars" or "Sheraton" brand name and service mark and as of December 31, 1997 were conducted at Caesars Palace and the Desert Inn Resort & Casino in Las Vegas, Nevada, Caesars Atlantic City in Atlantic City, New Jersey, Caesars Tahoe in Stateline, Nevada, The Sheraton Casino & Hotel in Tunica County, Mississippi; and various other casino/hotel operations outside the United States.



     As of the date of this Prospectus, ITT is seeking to sell the Desert Inn Resort & Casino, and the Company is exploring a range of disposition strategies for ITT's 83.3% equity interest in ITT Educational Services, Inc. ("ITT Educational"), the subsidiary that conducts ITT's post-secondary technical education business. As a part of this disposition strategy, on February 13, 1998, ITT Educational filed a registration statement with the Commission for the sale by ITT of up 12,650,000 shares of the common stock of ITT Educational. In February 1998, ITT disposed of its telephone directories publishing business (conducted through ITT's subsidiary ITT World Directories, Inc.) to VNU, an international publishing and information company based in The Netherlands, for a total gross consideration valued at $2.1 billion. Proceeds from the disposition of ITT World Directories were used in part to acquire certain outstanding indebtedness of the Company.

     Acquisition of Westin



     On January 2, 1998, pursuant to a Transaction Agreement dated as of September 8, 1997 (the "Westin Transaction Agreement") among the Trust, the Corporation and the Partnerships (collectively, the "Starwood Entities"), WHWE L.L.C. ("WHWE"), Woodstar Investor Partnership ("Woodstar"), Nomura Asset Capital Corporation ("Nomura"), Juergen Bartels ("Bartels" and, together with WHWE, Woodstar and Nomura, the "Members"), Westin Worldwide, W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company, Inc. ("St. John"), W&S Denver Corp. ("Denver"), W&S Atlanta Corp. ("Atlanta" and, together with Westin Worldwide, Lauderdale, Seattle, St. John and Denver, "Westin") and W&S Hotel L.L.C., the Company acquired Westin.



     As of December 31, 1997, Westin owned, managed, franchised or represented 97 luxury or upscale hotel and resort properties worldwide (excluding 15 Westin hotels owned by the Company). Westin's primary business strategy is to provide, for its own hotels and to the other owners of Westin's hotel and resort properties, focused, responsive, high quality marketing, reservations, management and, as appropriate, franchise services that are designed to increase the operating revenues and profitability of the properties and to increase hotel and resort customer satisfaction.



     As of December 31, 1997, the Westin portfolio (excluding 15 Westin hotels owned by the Company) consisted of 12 owned hotels with approximately 5,900 rooms, five joint ventures with approximately 3,200 rooms, 37 managed hotels with approximately 20,500 rooms and 28 franchised hotels with approximately 8,400 rooms; Westin also represented (i.e., provided reservations and marketing services) to another 15 hotels with approximately 5,300 rooms that do not operate under the Westin name.



     Westin Hotel Company, originally founded as Western Hotels in 1930, became Western International Hotels in 1963 and adopted the Westin name and logo in the late 1970's. Westin grew from its initial 17 hotels located in the Pacific Northwest to 82 properties when it was acquired by W&S Hotel L.L.C. in May 1995, and to 97 luxury or upscale hotel and resort properties (excluding 15 properties owned by the Company) throughout the world at December 31, 1997 through a combination of Westin's own development efforts and working with other hotel owners to enable Westin to serve as manager, franchisor or representative. Westin's hotel and resort properties are located throughout the United States and in Argentina, Brazil, Canada, China, England, France, Germany, Guatemala, Indonesia, Japan, Korea, Malaysia, Mexico, the Netherlands, Panama, the Philippines, Portugal, Singapore, Switzerland and Thailand.



     Pursuant to the terms of the Westin Transaction Agreement:



     (i) Westin Worldwide was merged into the Trust (the "Westin Merger"). In connection with the Westin Merger, all of the issued and outstanding shares of capital stock of Westin Worldwide (other than dissenting shares and shares held by Westin and its subsidiaries or by the Company) were converted into an aggregate of 6,285,783 Class A Exchangeable Preferred Shares, par value $.01, of the Trust ("Class A EPS"), 5,294,783 Class B Exchangeable Preferred Shares, par value $.01, of the Trust ("Class B EPS") and $177.9 million in cash.



     (ii) The stockholders of Lauderdale, Seattle and Denver contributed all of the outstanding shares of such companies to the Realty Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain units, the Realty Partnership issued to such stockholders an aggregate of 470,309 limited partnership units of the Realty Partnership and the Trust issued to such stockholders an aggregate of 127,534 shares of Class B EPS; in addition, the Realty Partnership assumed, repaid or refinanced the indebtedness of Lauderdale, Seattle and Denver and assumed $84.2 million of indebtedness incurred by the Members prior to such contributions.



     (iii) The stockholders of Atlanta and St. John contributed all of the outstanding shares of such companies to the Operating Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain units, the Operating Partnership issued to such stockholders an aggregate of 312,741 limited partnership units of the Operating Partnership and the Trust issued to such stockholders an aggregate of 80,415 shares of Class B EPS; in addition, the Operating Partnership assumed, repaid or refinanced the indebtedness of Atlanta and St. John and assumed $3.7 million of indebtedness incurred by the Members prior to such contributions.



     The aggregate principal amount of debt assumed by the Company pursuant to the Westin Transaction Agreement was approximately $1.0 billion.



     The shares of Class A EPS, the shares of Class B EPS and the limited partnership interests issued in connection with the Westin Merger and the contribution of Seattle, Lauderdale, Denver, St. John and Atlanta to the Partnerships are directly or indirectly exchangeable on a one-for-one basis (subject to certain adjustments) for Paired Common Shares (subject to the right of the Company to elect to pay cash in lieu of issuing such shares). The limited partnership interests are also exchangeable on a one-for-one basis for shares of Class B EPS. For additional information with respect to the terms and conditions of the Class A EPS and the Class B EPS, see "Description of Preferred
Shares -- Trust Preferred Shares."

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Company will use the net proceeds from any sale of Securities for general business purposes, which may include working capital, capital expenditures, acquisitions or investments or the repayment, refinancing, redemption or repurchase of then existing indebtedness or then outstanding capital stock. Net proceeds also may be used by the Company to make loans to the Partnerships or to purchase additional Partnership equity securities. Except as otherwise provided in the applicable Prospectus Supplement, the Partnerships intend to use any such net proceeds for working capital and other general business purposes, which may include the reduction of certain outstanding indebtedness, the financing of future acquisitions and the improvement of certain properties in their respective portfolios. At such time as a particular series or issuance of Securities is offered, the Prospectus Supplement relating to those Securities will set forth the intended use of the net proceeds from the sale of those Securities by the Company and, if applicable, the Partnerships.

     Pending the application of the net proceeds, the Company (or, to the extent such net proceeds are provided to the Partnerships, the Partnerships) will invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities that, in the case of the Trust or the Realty Partnership, are consistent with the Trust's intention to qualify for taxation as a REIT. Such investments may include obligations of the Government National Mortgage Association, other governmental and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods indicated:

     YEAR ENDED DECEMBER 31,
----------------------------------
1997   1996    1995    1994   1993
----   -----   -----   ----   ----
1.87   2.30x   2.31x   .74x*  .54x*

---------------
 * Earnings were inadequate to cover fixed charges by $7,032,000 in 1993 and $4,663,000 in 1994.

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For purposes of this calculation, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense (including interest costs capitalized) and amortization of debt issuance costs.

     As of December 31, 1997, the Company had not issued any preferred stock; therefore, the Company's ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated were the same as the ratios presented above.

                         DESCRIPTION OF DEBT SECURITIES


     The Debt Securities are to be issued under an indenture and one or more indentures supplemental thereto (collectively, the "Indenture") to be executed by the Trust or the Corporation, as the case may be, as issuer, the other entity, as guarantor (if applicable), and a trustee to be identified in the applicable Prospectus Supplement, as trustee (a "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Debt Securities will be subject to all such terms, and potential purchasers of the Debt Securities are referred to the Indenture and the TIA for a statement thereof. A copy of the proposed form of the Indenture has been filed as an exhibit to the Registration Statement.


     The following statements relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indenture and are qualified in their entireties by reference to the Indenture. As set forth below, certain other specific term of any series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any one or more particular terms of the Debt Securities described in a Prospectus Supplement differs from one of the terms described herein, the term described herein shall be deemed to have been superseded by such term or terms of the Prospectus Supplement.

GENERAL

     The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the governing board of the Trust or the Corporation, respectively, or as established in the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

     The Prospectus Supplement relating to the series of Debt Securities being offered will set forth the following specific terms thereof:

          (1) the title of such Debt Securities;

          (2) the aggregate principal amount of such Debt Securities been offered and any limit on the aggregate principal amount of such Debt Securities;

          (3) whether such Debt Securities are Senior Securities or Subordinated Securities or any combination thereof;

          (4) whether such Debt Securities will be guaranteed by the Trust or the Corporation and if applicable, the form and terms of any such Guarantee;

          (5) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued and, if other than the stated principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Paired Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

          (6) if convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Paired Common Shares or Preferred Shares receivable on conversion;

          (7) the date or dates (or the method for determining such date or dates) on which the principal of such Debt Securities will be payable;

          (8) the rate or rates (which may be fixed or variable) per annum or, if applicable, or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any; the date or dates (or the method for determining such date or dates) from which any such interest on such Debt Securities will accrue; the dates on which any such interest will be payable; the record dates for the determination of the persons to whom such interest shall be payable; and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (9) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable and such Debt Securities may be surrendered for conversion or registration of transfer or exchange; and where notices or demands to or upon the Trust or the Corporation, as the case may be, may be served in respect of such Debt Securities, any applicable Guarantee and the Indenture;

          (10) the provisions, if any, relative to any security provided for such Debt Securities;

          (11) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Trust or the Corporation, as the case may be, if the issuer is to have such an option;

          (12) the obligation, if any, of the issuer to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof; and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (13) if other than United States dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (14) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies), and the manner in which such amounts shall be determined;

          (15) the covenants and events of default or covenants of such Debt Securities, to the extent different from or in addition to those described herein;

          (16) whether such Debt Securities will be issued in certificated and/or book-entry form;

          (17) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations in which such Debt Securities may be usable, if other than denominations of $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

          (18) the applicability, if any, of the defeasance and covenant defeasance provisions described herein, or any modification thereof;

          (19) whether and under what circumstances the Trust or the Corporation, as the case may be, will pay additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether such issuer will have the option to redeem such Debt Securities in lieu of making such payment; and

          (20) any other terms of such Debt Securities.

     The Debt Securities may provide for less than the entire principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.


     Except as described under "Merger, Consolidation or Sale" below or as may be set forth in the applicable Prospectus Supplement, the Indenture will not contain any other provisions that would limit the ability of either the Trust or the Corporation to incur indebtedness or that would afford holders of the Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Trust or the Corporation, the management of the Trust or the Corporation, or any affiliate of any such party, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Trust or the Corporation that may adversely affect the holders of the Debt Securities. Restrictions on ownership and transfers of the Paired Common Shares and Preferred Shares are designed to preserve the Trust's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Paired Common Shares -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares" and "Description of Preferred Shares -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.


GUARANTEES

     Debt securities issued by the Trust may be guaranteed by the Corporation; Debt Securities issued by the Corporation may be guaranteed by the Trust.

     Either the Trust or the Corporation may unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, premium, if any, and interest on Debt Securities issued by the other entity, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantee relating to a series of Debt Securities will be set forth in the Prospectus Supplement relating to such Debt Securities.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series consisting of registered securities (other than registered securities issued in global form, which may be of any denomination), will be issuable in denominations of $1,000 and any integral multiple thereof.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided, however, that, at the option of the Trust or the Corporation, as the case may be, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds (except that payment by wire transfer of immediately available funds will be required with respect to principal of (and premium, if any) and interest on all Global Securities).

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the relevant regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee, the Trust or the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Trust or the Corporation, as the case may be, with respect to any series of Debt Securities, such entity may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust or the Corporation, as the case may be, will be required to maintain a transfer agent in each place of payment for such series. The Trust or the Corporation, as the case may be, may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Trust, the Corporation nor the Trustee will be required (i) to issue, register the transfer of or exchange any Debt Security if such Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Debt Securities to be redeemed and ending at the close of business on (A) if such Debt Securities are issuable only in registerable form, the day of the mailing of the relevant notice of redemption, and (B) if such Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any security issued in registerable form so selected for redemption in whole or in part, except, in the case of any registered security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any bearer security so selected for redemption except that such a bearer security may be exchanged for a registered security of that series and like tenor, on the condition that such registered security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE

     Any of the Trust and the Corporation may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Trust or the Corporation, as the case may be, shall be the continuing entity, or the successor entity (if other than the Trust or the Corporation, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture (b) immediately after giving effect to such transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee.

     If this Prospectus is being delivered in connection with a series of Debt Securities that provides for the optional redemption, prepayment or conversion of such Debt Securities upon the occurrence of a change of control of the Company, the applicable Prospectus Supplement will disclose: (i) the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of the Company's securities or the ability to obtain additional financing in the future; (ii) that the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with such provisions and any related offers by the Company and, to the extent that convertible securities are the subject of a Prospectus Supplement, that the Company will comply with Rule 13e-4 under the Exchange Act;
(iii) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such Debt Securities may be effectively subordinated; (iv) any limitations on the Company's financial or legal ability to repurchase such Debt Securities upon the triggering of an event risk provision requiring such a repurchase or offer to repurchase; (v) the impact, if any, under the governing instrument of the failure to repurchase, including whether such failure to make any required repurchases in the event of that change of control will create an event of default with respect to such Debt Securities or will become an event of default only after the continuation of such failure for a specified period of time after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of a specified percentage in aggregate principal amount of such Debt Securities then outstanding; (vi) that there can be no assurance that sufficient funds will be available at the time of the triggering of an event risk provision to make any required repurchases; (vii) if such Debt Securities are to be subordinated to other obligations of the Company or its subsidiaries that would be accelerated upon the triggering of a change in control, fundamental change or poison put feature, the material effect thereof on the change in control, fundamental change or poison put option and such Debt Securities; (viii) the extent that there is a definition of "Change in Control" that includes the concept of "all or substantially all," a quantification of such term or, in the alternative, the established meaning of the phrase under the applicable governing law of the Indenture. If an established meaning for the phrase is not available, then the effects of such an uncertainty on the ability of a holder of such Debt Securities to determine when a "Change of Control" has occurred; and (ix) if applicable, whether the "Change of Control" provisions will be triggered if change in control of the Board of Directors occurs as a result of a proxy contest involving the solicitation of revocable proxies.

CERTAIN COVENANTS


     Existence. Except as described above under "--Merger, Consolidation or Sale," each of the Trust and the Corporation will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that each of the Trust and the Corporation will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

     Maintenance of Properties. Each of the Trust and the Corporation will be required to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust or the Corporation, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that each of the Trust and the Corporation will not be required to continue the operation or maintenance of any such property or prevented from disposing of such property if it determines that such discontinuance or disposal is desirable in the conduct of the business.

     Insurance. Each of the Trust and the Corporation will be required to, and will be required to cause each of its subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.

     Payment of Taxes and Other Claims. Each of the Trust and the Corporation, as the case may be, will be required to pay or discharge or cause to be paid or discharged before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon its income, profits or property or that of any subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon the property of the Trust, the Corporation or any subsidiary; provided, however, that the Trust and the Corporation, as the case may be, will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Provision of Financial Information. Whether or not the Trust or the Corporation, as the case may be, is subject to Section 13 or 15(d) of the Exchange Act, the Trust or the Corporation, as the case may be, will, be required within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject to (i) transmit by mail to all Holders of its Debt Securities, as their names and addresses appear in the security register for such Debt Securities, without cost to such Holders, copies of the annual reports and quarterly reports that the Trust or the Corporation, as the case may be, would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust or the Corporation, as the case may be, were subject to such Sections and (ii) file with any Trustee copies of the annual reports, quarterly reports and other documents that the Trust or the Corporation, as the case may be, would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust or the Corporation, as the case may be, were subject to such Sections and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

     Additional Covenants. Any additional or different covenants of the Trust or the Corporation with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance, or breach, of any other covenant of the Trust or the Corporation contained in the Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in such Indenture; (e) default in the payment of an aggregate principal amount exceeding a specified amount of any evidence of indebtedness of the Trust or the

Corporation, as the case may be, or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust or the Corporation, as the case may be, or any Significant Subsidiary or any of their respective property; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust or the Corporation, as the case may be.

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust or the Corporation, as the case may be (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Trust or the Corporation, as the case may be, shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all events of default, other than the non-payment of accelerated principal of (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture. The Indenture will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security or such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     Each Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default has been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

     Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

     Subject to provisions in each Indenture relating to its duties in case of default, no Trustee will be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Trust or the Corporation, as the case may be, will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

     Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities or series of outstanding Debt Securities which are affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby: (a) change the stated maturity of the principal of, or premium (if any) or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; (f) modify any of the provisions set forth in such Indenture relating to subordination; (g) change the redemption provisions set forth in such Indenture in a manner adverse to the holders of Debt Securities; or (h) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of not less than a majority in principal amount of a series of outstanding Debt Securities have the right to waive compliance by the Trust or the Corporation, as the case may be, with certain covenants relating to such series of Debt Securities in the Indenture.

     Modifications and amendments of the Indenture will be permitted to be made by the Trust or the Corporation, as the case may be, and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Trust, or the Corporation, as the case may be, as obligor under the Indenture;
(ii) to add to the covenants of the Trust or the Corporation, as the case may be, for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust or the Corporation, as the case may be, in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Paired Common Shares or Preferred Shares of the Company; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities or of any applicable Guarantees, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.


     The Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the United States dollar equivalent on the issue date of such Debt Security of the amount determined as provided in clause
(i) immediately above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture, and (iv) Debt Securities owned by the Trust, the Corporation or any other obligor upon the Debt Securities or any affiliate of the Trust, the Corporation or of such other obligor shall be disregarded.


     The Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Trust, the Corporation, or other obligor of such Debt Securities or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series, will constitute a quorum.

     Notwithstanding the foregoing provisions, the Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

SUBORDINATION

     Senior Securities will rank pari passu with all other unsecured and unsubordinated indebtedness of the Trust or the Corporation, as applicable.

     Upon any distribution to creditors of the Trust or the Corporation, as the case may be, in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Trust or the Corporation, as the case may be, to make payment of the principal and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Trust or the Corporation, as the case may be, receives notice of the default. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Trust or the Corporation, as the case may be, may recover more, ratably, than holders of Subordinated Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, Senior Debt will be defined in the Indenture as the principal of and interest on, or substantially similar payments to be made by the Trust or the Corporation, as the case may be, in respect of, the following, whether outstanding at the date of execution of the indenture or thereafter incurred, created or assumed: (a) indebtedness of the Trust or the Corporation, as the case may be, for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust or the Corporation, as the case may be, evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (c) obligations of the Trust or the Corporation, as the case may be, as lessee under leases of property either made as part of any sale and leaseback transaction to which the Trust or the Corporation, as the case may be, is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company, (e) indebtedness, obligations and liabilities of others in respect of which the Trust or the Corporation, as the case may be, is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Trust or the Corporation, as the case may be, has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Trust or the Corporation, as the case may be, to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated Securities or ranks pari passu with the Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust or the Corporation, as the case may be, to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (3) the Subordinated Securities. There will not be any restrictions in the Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

     If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the most recent fiscal quarter of the Trust or Corporation, as the case may be.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Trust or the Corporation, as the case may be, may be permitted under the Indenture to discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.


     The Indenture may provide that, if certain provisions thereof are made applicable to the Debt Securities of or within any series pursuant to the Indenture, each of the Trust or the Corporation, as the case may be, may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under certain sections, of the Indenture (including the restrictions described under "Certain Covenants") and, if provided pursuant to the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Trust or the Corporation, as the case may be, with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, an the scheduled due dates therefor.


     Such a trust will only be permitted to be established if, among other things, the Trust or the Corporation, as the case may be, has delivered to the Trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture.

     "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government that issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, and that, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust or the Corporation, as the case may be, has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does elect pursuant to the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

     In the event the Trust or the Corporation, as the case may be, effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to specified sections of the Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there had been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust or the Corporation, as the case may be, would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Debt Securities is convertible into Paired Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Paired Common Shares or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Trust or the Corporation, as the case may be, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Trust's REIT status.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary ("the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

REGARDING THE TRUSTEE

     The Indenture will provide that there may be more than one Trustee thereunder. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor

Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

                      GENERAL DESCRIPTION OF CAPITAL STOCK

GENERAL


     The Declaration of Trust authorizes the Trust to issue 1.35 billion shares of beneficial interest in the Trust, consisting of (i) one billion Trust Shares,
(ii) 200 million excess trust shares, par value of $0.01 ("Excess Trust Shares"), (iii) 100 million trust preferred shares, par value $0.01 ("Trust Preferred Shares"), and (iv) 50 million excess Preferred Shares, par value of $0.01 ("Excess Preferred Trust Shares" and, together with the Excess Common Trust Shares, the "Excess Trust Shares"). Subject to the requirement that the aggregate number of shares of beneficial interest issued and outstanding does not exceed 1.35 billion, the Declaration of Trust grants the Trust's Board of Trustees (the "Board of Trustees") the power to create and authorize the issuance of Trust Preferred Shares in one or more classes or series, having such voting rights, such rights to dividends and distribution and rights in liquidation, such conversion, exchange and redemption rights and such designations, preferences and participations and other limitations and restrictions as are not prohibited by the Declaration of Trust or applicable law and as are specified by the Board of Trustees in its discretion. As of April 22, 1998, 189,150,859 Trust Shares and 9,387,876 Trust Preferred Shares were issued and outstanding, and no Excess Trust Shares or Excess Trust Preferred Shares were had been issued.



     The Articles of Incorporation authorize the Corporation to issue 1.35 billion shares, consisting of (i) one billion Corporation Shares, (ii) 50 million shares of excess common stock, par value of $0.01 ("Excess Corporation Common Stock"), (iii) 200 million shares of preferred stock, par value of $0.01 ("Corporation Preferred Shares"), and (iv) 100 million shares of excess preferred stock, par value of $0.01 ("Excess Corporation Preferred Stock" and, together with the Excess Corporation Common Stock, the "Excess Corporation Stock"). The Corporation Preferred Shares are issuable in classes or series with such rights, preferences, privileges and restrictions as the Corporation's Board of Directors (the "Board of Directors") may determine, including voting rights, redemption provisions, dividend rates, liquidation preferences and conversion rights. As of April 22, 1998, 189,150,859 Corporation Shares were issued and outstanding, and no shares of Excess Corporation Common Stock, Corporation Preferred Shares or shares of Excess Corporation Preferred Stock had been issued.


                        DESCRIPTION OF PREFERRED SHARES

     The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which a Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration of Trust and the Articles of Incorporation and any amendment to the Declaration of Trust or the Articles of Incorporation designating terms of a series of Preferred Shares (a "Designating Amendment").


     The Trust may authorize and issue Trust Preferred Shares without the issuance by the Corporation of corresponding shares, and the Corporation may authorize and issue Corporation Preferred Shares without the issuance by the Trust of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Board of Trustees or the Board of Directors to independently determine the rights, preferences and restrictions of such shares. However, if either the Trust or the Corporation were to issue Preferred Shares for which the other entity did not issue corresponding (i.e., paired) shares in an amount such that greater than 50% of such entity's beneficial equity interests were represented by such unpaired Preferred Shares, then the Trust and the Corporation could lose their status as "grandfathered" from the application of Sec-tion 269B(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and thus jeopardize the Trust's ability to qualify as a REIT. (See "Federal Income Tax Considerations -- Federal Income Taxation of the
Trust -- Background.") Neither the Trust nor the Corporation intends to issue unpaired Preferred Shares in excess of such limitation.


TERMS


     Subject to the limitations prescribed by the Declaration of Trust and the Articles of Incorporation, respectively, each of the Board of Trustees and the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Shares and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of such board. The Preferred Shares will, when issued, be fully paid and nonassessable by the Trust or the Corporation, as the case may be (except as described under "-- Shareholder Liability" below). The authorized Trust Preferred Shares are available for issuance from time to time in the discretion of the Board of Trustees, and the authorized Corporation Preferred Shares are available for issuance from time to time in the discretion of the Board of Directors, without shareholder or stockholder approval.


     Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

          (1) The title and stated value of such Preferred Shares and whether such Preferred Shares are paired;

          (2) The number of shares of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

          (3) The dividend rate(s), periodic and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

          (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

          (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

          (6) The provision for redemption, if applicable, of such Preferred Shares;

          (7) The provision for a sinking fund, if any, for such Preferred
     Shares;

          (8) Any listing of such Preferred Shares on any securities exchange.

          (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Paired Common Shares, including the conversion price (or manner of calculation thereof);

          (10) Whether interests in such Preferred Shares will be represented by depositary shares;

          (11) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

          (12) A discussion of federal income tax considerations applicable to such Preferred Shares;

          (13) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, respectively;

          (14) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, respectively; and

          (15) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Trust as a REIT.

RANK

     Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust or the Corporation, respectively, rank (i) senior to all classes or series of Paired Common Shares and to any other equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Trust or the Corporation, respectively, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Trust or the Corporation, respectively, the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities.

DIVIDENDS


     Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees or the Board of Directors, as the case may be, out of the respective assets of the Trust or the Corporation legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend will be payable to holders of record as they appear on the share transfer books of the Trust or the Corporation, as the case may be, on such record dates as shall be fixed by the Board of Trustees or the Board of Directors.


     Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement, if the Board of Trustees or the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust or the Corporation, as the case may be, will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.


     If Preferred Shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Trust or the Corporation, as the case may be, of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares will be declared pro rata so that the amounts of dividends declared per share of Preferred Shares of such series and such other series of Preferred Shares in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Preferred Shares of such series that may be in arrears.


     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in shares of Paired Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Paired Common Shares, or any other capital shares of the Trust or the Corporation, as the case may be, ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any shares of Paired Common Shares, or any other capital shares of the Trust or the Corporation, as the case may be, ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust or the Corporation, as the case may be, except by conversion into or exchange for other capital shares of the Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

REDEMPTION

     If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Trust or the Corporation, as the case may be, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of shares of such Preferred Shares that will be redeemed by the Trust or the Corporation, as the case may be, in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of the Trust or the Corporation, as the case may be, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares will automatically and mandatorily be converted into the applicable capital shares of the Trust or the Corporation, as the case may be, pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends of the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing will not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust or the Corporation, as the case may be, shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Shares of such series (except by conversion into or exchange for capital shares of the Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

     If fewer than all of the outstanding shares of Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust or the Corporation, as the case may be, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Trust or the Corporation, as the case may be.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Trust or the Corporation, as the case may be. Each notice will state: (i) the redemption date, (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares will terminate, if fewer than all the shares of Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof also will specify the number of shares of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust or the Corporation, as the case may be, in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, as the case may be, then, before any distribution or payment shall be made to the holders of any Paired Common Shares or any other class or series of capital shares of the Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust or the Corporation, as the case may be, the holders of each series of Preferred Shares will be entitled to receive out of assets of the Trust or the Corporation, as the case may be, legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Trust or the Corporation, as the case may be. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust or the Corporation, as the case may be, are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Trust or the Corporation, as the case may be, ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Trust or the Corporation, as the case may be, will be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Trust or the Corporation, as the case may be, with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust or the Corporation, as the case may be, will not be deemed to constitute a liquidation, dissolution or winding up of the Trust or the Corporation, as the case may be.

VOTING RIGHTS

     Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.


     Whenever dividends on any shares of Preferred Shares shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Preferred Shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of the Trust or directors of the Corporation, as the case may be, at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of stockholders. Trustees or directors so elected shall serve until the next annual meeting or until their respective successors are elected and qualify, or if sooner until all dividends in arrears have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees or the entire Board of Directors, as the case may be, will be increased by two trustees or directors.


     Unless provided otherwise for any series of Preferred Shares, so long as any shares of Preferred Shares remain outstanding, the Trust or the Corporation, as the case may be, may not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of any class or series of capital stock ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Trust or the Corporation, as the case may be, into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or the Articles of Incorporation or the Designating Amendment for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust or the Corporation, as the case may be, may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Shares have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Paired Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Paired Common Shares into which the shares of Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Trust or the Corporation, as the case may be, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares and any restrictions on conversion, including restrictions directed at maintaining the Trust's REIT status.

TRUST PREFERRED SHARES


     In connection with the Westin acquisition, the Board of Trustees adopted Articles Supplementary designating two new classes of the Trust Preferred Shares -- Class A EPS and Class B EPS.


     CLASS A EPS. Under the Articles Supplementary creating Class A EPS, shares of Class A EPS have a par value of $.01 per share and have the following rights, designations, preferences, participations and other limitations and restrictions.


     DIVIDEND RIGHTS. The holders of Class A EPS are entitled (i) to receive as described below a preferred dividend (a "Class A Preferred Dividend") based on the payment of any dividend on the Corporation Shares (other than a dividend or distribution constituting a Class A Adjustment Event as described below) or any liquidating distribution in respect of the Corporation Shares and (ii) to participate on the basis described below in any dividend (other than a dividend or distribution constituting a Class A Adjustment Event) paid on the Trust Shares, when and if declared by the Board of Trustees out of assets of the Trust available for payment (a "Class A Participation Dividend").


     Upon the payment of any dividend on the Corporation Shares (other than a dividend or distribution that constitutes a Class A Adjustment Event) or any liquidating distribution in respect of the Corporation Shares, a Class A Preferred Dividend in a corresponding amount will automatically accrue with respect to the Class A EPS based on the number of Class Underlying Corporation Shares (as defined below) for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right described below. Each Class A Preferred Dividend will be cumulative from the date on which it accrues.


     No dividend on the Trust Shares (a "Common Dividend") may be declared unless the Board of Trustees concurrently declares a Class A Participation Dividend entitling each share of Class A EPS to receive a dividend equal to the amount of the Common Dividend declared on each Trust Share multiplied by the number of Class A Underlying Trust Shares into which each share of Class A EPS is then convertible upon exercise of the Class A Exchange Right.


     LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Class A EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, prior to any distribution or payment to holders of Trust Shares or any other class or series of shares of beneficial interest in the Trust ranking junior to the Class A EPS, a liquidating distribution in an amount equal to the Class A Liquidating Preference described below and (ii) to participate on the basis described below in any liquidating distribution to holders of Trust Shares (the "Class A Liquidation Participation Right"). For such purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, will not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

     The "Class A Liquidation Preference" of a share of Class A EPS as of any date shall mean the sum of (x) the fair market value as of such date of the number of Class A Underlying Corporation Shares for which each Class A EPS is exchangeable as of such date upon exercise of the Class A Exchange Right plus
(y) the amount of any accrued but unpaid Class A Preferred Dividends in respect of each share of Class A EPS as of such date.


     In addition to being entitled to receive Class A Liquidation Preference upon any liquidation, dissolution or winding up of the Trust, the holders of Class A EPS will be entitled to participate, pursuant to the Class A Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class A EPS will be deemed to represent a number of Trust Shares equal to the number of Class A Underlying Trust Shares (as defined below) for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right.

     EXCHANGE RIGHTS. Shares of Class A EPS are exchangeable at any time at the option of the holder for Paired Shares based on a one-to-one exchange ratio (subject to adjustment as described below) (the "Class A Exchange Right"); provided, however, that the Trust may instead, at its option, deliver to the holder upon exercise of the Class A Exchange Right the cash equivalent of some or all of such Paired Common Shares based on the average closing price of the Paired Common Shares on the NYSE during the preceding five trading days (the "Cash Equivalent"). In addition, in the event that the delivery by the Trust to the exchanging holder of the full number of Paired Common Shares requested to be delivered by such holder (the "Requested Shares") would result in a violation of either the Ownership Limit (as defined below under the caption "Ownership Limits; Restrictions on Transfer; Repurchase and Redemption Shares") or the requirements that must be met under the Code and applicable Treasury Regulations for the Trust to be taxed as a REIT (the "REIT Requirements"), the Trust may either (x) deliver to such holder the maximum number of Paired Common Shares that may be delivered without causing such a violation (the "Delivered Shares", with the number of Requested Shares in excess of the Delivered Shares being referred to herein as the "Excess Shares"), together with either the Cash Equivalent of the Excess Shares or an Exchange Promissory Note (as defined below) in a principal amount equal to such Cash Equivalent of the Excess Shares or (y) deliver to such holder the Cash Equivalent of the Requested Shares. If the delivery of the full number of Requested Shares would violate either the Ownership Limit or the REIT Requirements because the exchanging holder, together with its affiliates, beneficially owns Paired Common Shares other than through the ownership of securities directly or indirectly issued pursuant to the Westin Transaction Agreement, the Trust will have the option (the "Registered Sale Option"), in lieu of delivering an Exchange Promissory Note in a principal amount equal to the Cash Equivalent of the Excess Shares, to procure the filing of a registration statement under the Securities Act, and to publicly offer and sell pursuant to such registration statement a number of Paired Common Shares equal to the number of such Excess Shares, the net proceeds of which sale (after deducting any applicable underwriting discounts or commissions and the expenses of such offering) shall be paid to such holder. If the Trust elects to substitute an Exchange Promissory Note for the Excess Shares or elects the Registered Sale Option, the exchanging holder will have the right to withdraw its exchange request. For the purposes of the foregoing, an "Exchange Promissory Note" means an unsecured promissory note of the Trust with a maturity date 90 days after the date of issuance and bearing interest in an amount equal to the amount of any dividends paid during the period that such note remains outstanding on a number of Paired Common Shares equal to the Excess Shares, which interest shall be payable on the dates of payment of the corresponding dividends.



     The exchange ratio of shares of Class A EPS for Paired Common Shares is subject to adjustment from time to time based on the occurrence of stock dividends, stock splits, reverse stock splits and other similar events in respect of the Paired Shares ("Class A Adjustment Events"). The number of Paired Common Shares for which each share of Class A EPS is exchangeable at any given time is referred to as the "Class A Underlying Paired Shares", with the Corporation Shares component of such Class A Underlying Paired Shares being referred to as the "Class A Underlying Corporation Shares" and the Trust Shares component of such Class A Underlying Paired Shares being referred to as the "Class A Underlying Trust Shares". In addition, in the event any capital reorganization or reclassification of the Trust Shares or the Corporation Shares, or consolidation or merger of the Trust or the Corporation with another corporation, trust or other entity, or the sale, transfer, or lease of all or substantially all of the assets of the Trust or the Corporation to another person, is effected in such a way that holders of Trust Shares or Corporation Shares will be entitled to receive stock, securities or other assets with respect to or in exchange for Trust Shares or Corporation Shares, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or lease, the Class A Exchange Right will become exercisable, to the extent provided above, for the kind and amount of stock, securities or other assets which such holders would have owned or been entitled to receive immediately after the transaction if such holders had exchanged their Class A EPS for the Class A Underlying Paired Shares immediately prior to the effective date of such transaction.



     If there are any accrued but undeclared Class A Preferred Dividends on any Class A EPS being exchanged pursuant to any exercise of the Class A Exchange Right, the number of Paired Common Shares to be delivered pursuant to such exercise will be increased by a number of Paired Common Shares equal to the amount of such accrued but undeclared Class A Preferred Dividends divided by the average closing price of the Paired Common Shares on the NYSE during the five trading days preceding the date of delivery of the applicable Class A Exchange Notice.



     VOTING RIGHTS. Except as required by law, the holders of Class A EPS are entitled to vote on any matter on which the holders of Trust Shares are entitled to vote. Each share of Class A EPS held of record on the record date for the determination of holders of Trust Shares entitled to vote on such matter (or, if no record date is established, on the date such vote is taken) will entitle the holder thereof to cast a number of votes equal to the largest whole number of Class A Underlying Trust Shares for which such shares of Class A EPS could be exchanged at such time.


     CLASS B EPS. Under the Articles Supplementary creating the Class B EPS, shares of Class B EPS have a par value of $.01 per share and have the following rights, designations, preferences, participations and other limitations and restrictions:

     DIVIDEND RIGHTS. The holders of Class B EPS are entitled (i) to receive as described below a preferred dividend (a "Class B Preferred Dividend") based on the payment of any dividend on the Corporation Shares (other than a dividend or distribution constituting a Class A Adjustment Event) or any liquidating distribution in respect of the Corporation Shares and (ii) to participate on the basis described above in any dividend (other than a dividend or distribution constituting a Class A Adjustment Event) paid on the Trust Shares, when and if declared by the Trustees out of assets of the Trust available for payment (a "Class B Participation Dividend").

     Upon the payment of any dividend on the Corporation Shares (other than a dividend or distribution that constitutes a Class A Adjustment Event) or any liquidating distribution in respect of the Corporation Shares, a Class B Preferred Dividend will automatically accrue with respect to the Class B EPS based on the number of Class B Underlying Corporation Shares (as defined below) for which each share of Class B EPS is then indirectly exchangeable. Each Class B Preferred Dividend will be cumulative from the date on which it accrues.

     No Common Dividend may be declared on the Trust Shares unless the Trust Board concurrently declares a Class B Participation Dividend entitling each share of Class B EPS to receive a dividend equal to the amount of the Common Dividend declared on each Trust Share multiplied by the number of Class B Underlying Trust Shares (as defined below) for which each share of Class B EPS is then indirectly exchangeable.

     LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Class B EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interest in the Trust, prior to any distribution or payment to holders of Trust Shares or any other class or series of shares of beneficial interest in the Trust ranking junior to the Class B EPS, a liquidating distribution in an amount equal to the Class B Liquidation Preference described below and (ii) to participate on the basis described below in any liquidating distribution to holders of Trust Shares (the "Class B Liquidation Participation Rights").

     The "Class B Liquidation Preference" of a share of Class B EPS as of any date shall mean the sum of (x) $38.50 plus (y) the amount of any accrued but unpaid Class B Preferred Dividends in respect of each share of Class B EPS as of such date.

     In addition to being entitled to receive the Class B Liquidation Preference upon any liquidation, dissolution or winding up of the Trust, the holders of Class B EPS will be entitled to participate, pursuant to the Class B Liquidation Participation Rights, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class B EPS shall be deemed to represent a number of Trust Shares equal to the number of Class B Underlying Trust Shares for which each share of Class B EPS is then indirectly exchangeable.

EXCHANGE AND REDEMPTION RIGHTS


     Exchange and Redemption of Class B EPS at the Option of the Holders. Each share of Class B EPS is exchangeable at any time from and after the first anniversary of the date of issuance of the Class B EPS through the date that is two business days after the Cross-Over Date (as defined below), at the option of the holder, for one share of Class A EPS, subject to adjustment in the event of a Class B Adjustment Event or as otherwise set forth below (the "Class B Exchange Right").


     At any time and from time to time beginning on the Cross-Over Date, a holder of Class B EPS may require that the Trust either (x) redeem such shares of Class B EPS for a cash redemption price equal to the Class B EPS Liquidation Preference as of the date notice of such exchange is made or (y) convert each such share of Class B EPS into a number of shares of Class A EPS (the "Redemption Number of Shares") equal to the quotient obtained by dividing (i) the Class B Liquidation Preference as of the date notice of such exchange is made by (ii) the Underlying Paired Share Value (as defined below) of one share of Class A EPS (the "Class B Redemption Right"). Prior to the first anniversary of the Cross-Over Date, an exchanging holder may elect whether to receive the cash redemption price specified above or the Redemption Number of Shares, whereas with respect to an exchange notice given on or after the first anniversary of the Cross-Over Date, the Trust will have the right to elect whether to deliver the cash redemption price or the Redemption Number of Shares.

     Redemption or Exchange at the Option of the Trust. At any time and from time to time after the Cross-Over Date, the Trust, at its option, will have the right (the "Trust Redemption Right") to (i) redeem the Class B EPS, in whole or in part, for cash at a redemption price equal to the Class B Liquidation Preference as of the date of such Trust Redemption Notice or (ii) exchange the Class B EPS, in whole or in part, for a number of shares of Class A EPS equal to the Redemption Number of Shares; provided, however, that prior to the first anniversary of the Cross-Over Date, the Trust must redeem such shares of Class B EPS for the cash redemption price rather than exchanging such shares for shares of Class A EPS.


     As used in this Prospectus:



     "Cross-Over Date" means the fifth anniversary of the Westin Merger, subject to extension as described below under the caption "Special Default Rights."



     "Underlying Paired Share Value" as of a given date means the product of (A) the average closing price of the Paired Common Shares on the NYSE during the five trading days preceding such date multiplied by (B) the number of Paired Common Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right.



     On or prior to the Cross-Over Date, the exchange ratio of shares of Class B EPS for shares of Class A EPS shall be subject to adjustment from time to time based on the occurrence of stock dividends, stock splits, reverse stock splits and other similar events in respect of the Class A EPS ("Class B Adjustment Events"). The Paired Common Shares for which each share of Class A EPS is indirectly exchangeable at any given time (assuming both (i) the exercise of the Class B Exchange Right and (ii) the concurrent exercise of the Class B Exchange Right in respect to the shares of Class A EPS issuable upon exercise of such Class B Exchange Right) are referred to as the "Class B Underlying Paired Shares", with the Corporation Shares component of such Class B Underlying Paired Shares being referred to as the "Class B Underlying Corporation Shares" and the Trust Shares component of such Class B Underlying Paired Shares being referred to as the "Class B Underlying Trust Shares". In addition, in the event of the occurrence of any capital reorganization or reclassification of the Class A EPS, or consolidation or merger of the Trust with another corporation, trust or other entity, or the sale, transfer or lease of all or substantially all of the assets of the Trust to another person, is effected in such a way that holders of Class A EPS will be entitled to receive stock, securities or other assets with respect to or in exchange for Class A EPS, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or lease, the Class B Exchange Right and the Trust Redemption Right will be modified so that, upon exercise thereof, the Class B EPS will be exchanged for the kind and amount of stock, securities or other assets which the holders of such Class B EPS would have owned or been entitled to receive immediately after the transaction if such holders had exchanged their Class B EPS into the shares of

Class A EPS immediately prior to the effective date of such transaction, subject to further adjustment upon the occurrence of the events described above.


     If there are any accrued but undeclared Class B Preferred Dividends in respect of the shares of Class B EPS subject to an exchange request, the number of shares of Class A EPS issuable pursuant to such exchange will be increased by a number of shares equal to (i) the amount of such accrued but undeclared dividends divided by (ii) the product of (A) the average closing price of the Paired Common Shares on the NYSE during the five trading days preceding the date of delivery of such Class A Exchange Notice multiplied by (B) the number of Paired Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right.



     SPECIAL DEFAULT RIGHTS. In the event that the Trust defaults in its obligations with respect to any valid exercise of the Class B Exchange Right, the Class B Redemption Right or the Trust Redemption Right and such default is not cured within 30 days (an "Uncured Default"), then: (i) the holders of the Class B EPS will have the right to designate two additional Trustees for the Trust (such person to be designated by the holders of a majority of the outstanding shares of Class B EPS), (ii) the dividend rate on the Class B EPS will be increased as described below, (iii) the holders of Class B EPS will have certain registration rights and (iv) the Cross-Over Date will be extended by a number of days equal to the number of days during which such Uncured Default remains uncured. Upon the occurrence and during the continuation of any Uncured Default, cumulative dividends ("Default Rate Dividends") will accrue on the $38.50 stated value of the Class B EPS at a rate per annum equal to LIBOR plus 4% and will be payable quarterly; provided that if at any time when there are accrued but unpaid Default Rate Dividends, a Class B Preferred Dividend or Class B Participation Dividend would have become payable pursuant to the normal dividend rights of the Class B EPS described above that would exceed the amount of such accrued but unpaid Default Rate Dividends, the holders of the Class B EPS will be entitled to receive such Class B Preferred Dividend or Class B Participation Dividend in lieu of such Default Rate Dividends, and the accrued amount of such Default Rate Dividends will be reset to zero.



     VOTING RIGHTS. Except as required by law, the holders of Class B EPS are entitled to vote on any matter on which the holders of Trust Shares are entitled to vote. Each share of Class B EPS held of record on the record date for the determination of holders of Trust Shares entitled to vote on such matter (or, if no record date is established, on the date such vote is taken) will entitle the holder thereof to cast a number of votes equal to the largest whole number of Class B Underlying Trust Shares for which such shares of Class A EPS could be indirectly exchanged at such time (assuming the exercise of the Class B Conversion Right and the concurrent exercise of the Class A Exchange Right with respect to the shares of Class A EPS issuable upon exercise of such Class B Conversion Right).


OWNERSHIP LIMITS; RESTRICTIONS ON TRANSFER; REPURCHASE AND REDEMPTION OF SHARES

     As discussed below under "Description of Paired Common Shares -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares," for the Trust to qualify as a REIT under the Code, the Trust must meet several requirements concerning the ownership of its shares. To assist the Trust in meeting this requirement, the Trust may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Trust's outstanding equity securities, including any Preferred Shares of the Trust. Therefore, the Designating Amendment for each series of Preferred Shares may contain provisions restricting the ownership and transfer of the Preferred Shares. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Shares.

REGISTRAR AND TRANSFER AGENT

     The Registrar and Transfer Agent for the Preferred Shares will be set forth in the applicable Prospectus Supplement.

                      DESCRIPTION OF PAIRED COMMON SHARES
GENERAL

     All Paired Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of the Declaration of Trust regarding Excess Trust Shares and the Articles of Incorporation regarding Excess Corporation Stock, holders of Paired Common Shares will be entitled to receive dividends if, as and when authorized and declared by the Board of Trustees or the Board of Directors, as the case may be, out of assets legally available therefor and to share ratably in the assets of the Trust or the Corporation legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Trust or the Corporation.


     The Paired Common Shares currently outstanding are listed for trading on the NYSE. The Trust and the Corporation will apply to the NYSE to list the additional Paired Common Shares to be sold pursuant to any Prospectus Supplement, and the Trust and the Corporation anticipate that such shares will be so listed.



     Subject to the provisions of the Declaration of Trust regarding Excess Trust Shares and the Articles of Incorporation regarding Excess Corporation Stock, each outstanding Paired Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees or directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest of the Trust (including the Class A EPS and the Class B EPS) or shares of stock of the Corporation, the holders of such Paired Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees or directors, which means that the holders of a majority of the outstanding Paired Common Shares can elect all of the Trustees or Directors then standing before election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees or directors.


     Holders of Paired Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Trust of the Corporation, as the case may be. Accordingly, any issuance of authorized but unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares.

     Subject to the preference rights of any other shares or series of shares of beneficial interest of the Trust (including the Class A EPS and Class B EPS) or shares of capital stock of the Corporation, and to the provisions of the Declaration of Trust regarding Excess Shares and the Articles of Incorporation regarding Excess Corporation Stock, Paired Common Shares will have equal dividend, distribution, liquidation and other rights, and will have no preference, exchange, or appraisal rights except as expressly required by the Maryland statute governing real estate investment trusts formed under Maryland law (the "Maryland REIT Law") and the Maryland General Corporation Law, as amended (the "MGCL").

THE PAIRING AGREEMENT


     The Trust and the Corporation have entered into an Agreement dated June 25, 1980, as amended (the "Pairing Agreement") pursuant to which all outstanding Trust Shares and Corporation Shares are "paired" on a one-for-one basis. The following is a summary of certain provisions of the Pairing Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Pairing Agreement, a copy of which is incorporated by reference as an exhibit to the 1997 Form 10-K.



     Transfer of Paired Common Shares. Under the Pairing Agreement, Trust Shares are transferable only together with an equal number of Corporation Shares, and Corporation Shares are transferable only together with an equal number of Trust Shares. Certificates evidencing Trust Shares and Corporation Shares are required by the Pairing Agreement to include a reference to this transfer restriction. The Declaration of Trust and the Articles of Incorporation contain similar restrictions on the transfer of Trust Shares and Corporation Shares, as well as other restrictions on the transfer and ownership of Trust Shares and Corporation Shares. The Pairing Agreement also provides that all Excess Trust Shares any and all shares of Excess Corporation

Stock that may be issued will be paired in the same manner as the Trust Shares and Corporation Shares are paired.


     Issuance of Shares. Under the Pairing Agreement, the Trust may not issue Trust Shares and the Corporation may not issue Corporation Shares unless provision is made for the acquisition by the same person of the same number of shares of the other entity. The Trust and the Corporation must agree on the manner and basis of allocating the consideration to be received upon such issuance, or on the payment by one entity to the other of cash or other consideration in lieu of a portion of the consideration to be received upon issuance of such Paired Common Shares.

     Share Dividends, Reclassifications and other Similar Events. Neither the Trust nor the Corporation may declare or pay any dividend or other distribution payable in Trust Shares or Corporation Shares, issue any rights or warrants to purchase Trust Shares or Corporation Shares, or subdivide, combine or otherwise reclassify such shares, unless the other entity concurrently takes the same action.

     Amendment and Termination. The Pairing Agreement may be amended by the Board of Trustees and the Board of Directors, provided that an amendment permitting the separate issuance and transfer of Trust Shares and Corporation Shares must be approved by a majority of each of the outstanding Trust Shares and the outstanding Corporation Shares. The Pairing Agreement may be terminated only with the affirmative vote of the holders of a majority of each of the outstanding Trust Shares and the outstanding Corporation Shares. Upon such termination, the Trust Shares and the Corporation Shares could be delisted by the NYSE if the Trust and the Corporation, respectively, did not as separate entities then meet the listing requirements of such Exchange.


     Preferred Shares. The Trust may authorize and issue other classes or series of shares of beneficial interest in addition to the Trust Shares without the issuance by the Corporation of corresponding shares, and the Corporation may authorize and issue shares of Corporation Preferred Stock without the issuance by the Trust of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Board of Trustees or the Board of Directors independently determine the rights, preferences and restrictions of such shares.


MARYLAND TAKEOVER LEGISLATION


     Under the MGCL, certain "business combinations" (including mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation or a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the corporation's or trust's shares or an affiliate of the corporation or trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the corporation or trust (an "Interested Stockholder") or an affiliate thereof, are prohibited or restricted unless exempted. The Corporation has exempted all "business combinations" involving any party from the business combination provisions of the MGCL.



     Under Maryland law, under certain circumstances "control shares" of a Maryland corporation or a Maryland real estate investment trust acquired in a "control share acquisition" may have no voting rights. The Corporation has exempted all control share acquisitions involving any person from the MGCL.


OWNERSHIP LIMITS; RESTRICTIONS ON TRANSFER; REPURCHASE AND REDEMPTION OF SHARES

     The Declaration of Trust and the Articles of Incorporation provide that, subject to certain exceptions specified in the Declaration of Trust and the Articles of Incorporation, no one person or group of related persons may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.0% of the capital stock, whether measured by vote, value or number of Paired Common Shares (the "Ownership Limitation") (other than for shareholders who owned in excess of 8.0% as of January 31, 1995 (the date the reorganization of the Company (the "Reorganization") closed), who may not so own or be deemed to own more than the lesser of 9.9% or the number of Paired Common Shares they held on such date) of the outstanding Paired Common Shares or Preferred Shares which may be issued, or any combination thereof.

The Board of Trustees and the Board of Directors may waive the Ownership Limitation if evidence satisfactory to the Board of Trustees and the Board of Directors and the tax counsel to the Trust and the Corporation is presented that such ownership will not jeopardize the Trust's status as a REIT. As a condition of such waiver, each of the Board of Trustees and the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Trust. If shares which would cause the Trust to be beneficially owned by fewer than 100 persons are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to the stock. Any acquisition of capital stock of the Trust or the Corporation and continued holding or ownership of capital stock of the Trust or the Corporation constitutes, under the Declaration of Trust and the Articles of Incorporation, a continuous representation of compliance with the Ownership Limitation.

     In the event of a purported transfer or other event that would, if effective, result in the ownership of Paired Common Shares or Preferred Shares in violation of the Ownership Limitation, such transfer with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limitation would be deemed void ab initio and such Paired Common Shares or Preferred Shares would automatically be exchanged for Excess Shares or Excess Preferred Stock, respectively (collectively, "Excess Stock"), authorized by the Declaration of Trust and the Articles of Incorporation, according to rules set forth in the Declaration of Trust and the Articles of Incorporation, to the extent necessary to ensure that the purported transfer or other event does not result in ownership of Paired Common Shares or Preferred Shares or Excess Stock in violation of the Ownership Limitation. Any purported transferee or other purported holder of Excess Stock is required to give written notice to the Trust and the Corporation of a purported transfer or other event that would result in the issuance of Excess Stock.


     Any Excess Trust Shares and Excess Corporation Stock that may be issued will be "paired" in the same manner that the Trust Shares and the Corporation Shares are currently paired. Excess Stock is not Treasury stock but rather continues as issued and outstanding capital stock of the Trust and the Corporation. While outstanding, Excess Stock will be held in trust. The trustees of such trusts shall be appointed by the Trust and the Corporation and shall be independent of the Trust, the Corporation and the holder of Excess Stock. The beneficiary of such trust shall be one or more charitable organizations selected by the trustee. If, after the purported transfer or other event resulting in an exchange of Paired Common Shares or Preferred Shares for Excess Stock and prior to the discovery by the Trust and the Corporation of such exchange, dividends or distributions are paid with respect to the Paired Common Shares or Preferred Shares that were exchanged for Excess Stock, then such dividends or distributions are to be repaid to the trustee upon demand for payment to the charitable beneficiary. While Excess Stock is held in trust, an interest in that trust may be transferred by the trustee only to a person whose ownership of Paired Common Shares or Preferred Shares will not violate the Ownership Limitation, at which time the Excess Stock will be automatically exchanged for the same number of Paired Common Shares or Preferred Shares of the same type and class as the Paired Common Shares or Preferred Shares for which the Excess Stock was originally exchanged. The Declaration of Trust and the Articles of Incorporation contain provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Stock may not receive in return for such a transfer an amount that reflects any appreciation in the Paired Common Shares or Preferred Shares for which such Excess Stock was exchanged during the period that such Excess Stock was outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be turned over to the charitable beneficiary of the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Stock may be deemed, at the option of the Trust and the Corporation, to have acted as an agent on behalf of the Trust and the Corporation in acquiring or holding such Excess Stock and to hold such Excess Stock on behalf of the Trust and the Corporation.


     The Declaration of Trust and the Articles of Incorporation further provide that the Trust and the Corporation may purchase, for a period of 90 days during the time the Excess Stock is held in trust, all or any portion of the Excess Stock from the original transferee-shareholder at the lesser of the price paid for the Paired Common Shares or Preferred Shares by the purported transferee (or if no notice of such purchase price is given, at a price to be determined by the Board of Trustees and the Board of Directors, in their sole discretion, but no lower than the lowest market price of such stock (based on the market price of the Paired Common Shares or Preferred Shares) at any time during the period in which the Excess Stock is held in trust) and the closing market price for the Paired Common Shares or Preferred Shares on the date the Trust and the Corporation exercise their option to purchase. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to the Trust and the Corporation of the transfer or (if no notice is given) the date the Board of Trustees and the Board of Directors determine that a violative transfer has been made.

     The Ownership Limitation will not be removed automatically even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limitation would require an amendment to the Declaration of Trust and the Articles of Incorporation. Amendments to the Declaration of Trust and to the Articles of Incorporation generally require the affirmative vote of holders owning a majority of the outstanding Trust Shares and Corporation Shares respectively, except that changes to the Ownership Limitation require two-thirds approval. In addition to preserving the Trust's status as a REIT, the Ownership Limitation may have the effect of precluding an acquisition of control of the Trust and the Corporation without the approval of the Board of Trustees and the Board of Directors.


     All persons who own, directly or by virtue of the attribution provisions of the Code, 5% or more (or such other percentage as may be required by the Code or regulations promulgated thereunder) of the outstanding Paired Common Shares, Preferred Shares or Excess Stock must file an affidavit with the Trust and the Corporation containing the information specified in the Declaration of Trust and the Articles of Incorporation before January 30 of each year. In addition, each shareholder upon demand must to disclose to the Trust and the Corporation in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Trustees or the Board of Directors deems necessary to comply with the provisions of the Declaration of Trust or the Articles of Incorporation or the Code provisions applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.


REGISTRAR AND TRANSFER AGENT

     The Registrar and Transfer Agent for the Paired Common Shares is ChaseMellon Shareholder Services L.L.C., Los Angeles, California.

                            DESCRIPTION OF WARRANTS


     The Company may issue Warrants for the purchase of Debt Securities, Preferred Shares or Paired Common Shares. Warrants may be issued independently or together with Debt Securities, Preferred Stock or Paired Common Shares offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Trust or the Corporation, as issuer, and a bank or trust company, as warrant agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summaries of certain provisions of the Warrant Agreements and Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant certificates relating to each series of the Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Warrants.


     The applicable Prospectus Supplement will describe the terms of such Warrants, including the following where applicable: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currencies in which the price of such Warrants may be payable; (v) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (vi) the designation and terms of the series of Debt Securities, Preferred Shares or Paired Common Shares with which such Warrants are being offered and the number of such Warrants being offered with each such security; (vii) the date, if any, on and after which such Warrants and the related securities will be transferable separately; (viii) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (ix) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (x) any material United States federal income tax consequences; (xi) the terms, if any, on which the Company may accelerate the date by which the Warrants must be exercised; and
(xii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                        DESCRIPTION OF CONVERTIBLE NOTES


     In order to facilitate an underwritten offering by the Company of Paired Common Shares or any other equity securities of the Trust or the Corporation, underwriters may purchase a series of Convertible Notes. The Convertible Notes will be automatically converted into Paired Common Shares or other equity securities (at a conversion price equal to the public offering price of the Paired Common Shares or such other securities, as the case may be) upon certification to the Note Trustee (defined below) of the transfer of beneficial ownership of the Convertible Notes to any person or entity which is not an underwriter or a selected dealer in the offering or an affiliate of any of either. The automatic conversion will take place without physical delivery of the Convertible Notes to any transferee of an underwriter, selected dealer or affiliate: such transferee will receive only a certificate for the Paired Common Shares issued upon such conversion. The structure of such an offering is designed to avoid the possibility that the underwriters, selected dealers and the affiliates of either, or any of them, acquire 8.0% or more of the Paired Common Shares in violation of the Ownership Limitation. See "Description of Paired Common Shares -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares."


     Because the Convertible Notes automatically will be converted into Paired Common Shares upon sale to the public, no market for the Convertible Notes is expected to develop. The following description of the Convertible Notes is provided in the event that any Convertible Notes are acquired and held by any underwriter, selected dealer or affiliate of any of either, in whose hands the Convertible Notes do not automatically convert into Paired Common Shares.

     The Convertible Notes are to be issued under an indenture (the "Note Indenture") to be dated as of the date of such underwritten offering between the Company and the trustee (the "Note Trustee"). The following statements relating to the Convertible Notes and the Note Indenture are summaries, do not purport to be complete and are qualified in their entirety by reference to the Convertible Notes and the Note Indenture.

     The Convertible Notes will not bear interest. The Convertible Notes will be issued in registered form in denominations of the same dollar amount as a multiple of the public offering price of the Paired Common Shares and will be unsecured, several obligations of the Trust and the Corporation maturing on the date six months after the date of issuance of such series of Convertible Notes. At the option of the Company, the maturity date of the Convertible Notes may be extended at any time or from time to time, by written notice to the Note Trustee prior to the maturity date, including any extension thereof, to a date not later than the second anniversary of the initial maturity date.

     There are no redemption or sinking fund provisions applicable to the Convertible Notes and the Convertible Notes are not subject to redemption prior to maturity by the Trust and the Corporation or either of them.


     The following are events of default under the Note Indenture: failure of the Trust or the Corporation to pay principal owing by it in respect of any Convertible Note when due; failure of the Trust or the Corporation to comply with any of its other agreements in the Convertible Notes or the Note Indenture, continued for 90 days after notice is given as provided in the Note Indenture; and certain events of bankruptcy, insolvency or reorganization. If an event of default under the Note Indenture occurs and is continuing, either the Note

Trustee or the holders of at least 25% in aggregate principal amount of the Convertible Notes outstanding may declare the entire principal amount of the Convertible Notes to be due and payable immediately.


     The Note Indenture provides that, subject to the duty of the Note Trustee during default to act with the required standard of care, the Note Trustee will be under no obligation to exercise any of its rights or powers under the Note Indenture unless the Note Trustee has received reasonable security and indemnity from the holders of the Convertible Notes against costs, expenses or liabilities. Subject to such provisions for the indemnification of the Note Trustee, the holders of a majority in aggregate principal amount of the outstanding Convertible Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on the Note Trustee.


     The Note Indenture does not require the Company to furnish to the Note Trustee any periodic evidence as to the absence of any default under the Note Indenture or the compliance by the Company with the terms of the Note Indenture.

     The Note Indenture or the Convertible Notes may be amended or supplemented without the consent of the noteholders in certain circumstances and with the consent of holders of at least a majority of the principal amount of the Convertible Notes at the time outstanding, subject to certain exceptions. Any past default, or compliance with any provision may be waived with the consent of the holders of a majority of the principal amount of the Convertible Notes at the time outstanding.

                       FEDERAL INCOME TAX CONSIDERATIONS


     The following is a summary of the material federal income tax considerations that may be relevant to a prospective holder of Paired Common Shares. Federal income tax considerations relevant to holders of Securities other than Paired Common Shares will be addressed in the Prospectus Supplement relating thereto. This summary is for information purposes only and is not tax advice. Except as discussed below, no ruling or determination letters from the Internal Revenue Service (the "IRS") or opinions of counsel have been rendered or will be requested by the Company on any tax issue connected with this Registration Statement. This summary is based upon the Code, as currently in effect, applicable Treasury Regulations thereunder and judicial and administrative interpretations thereof, all of which are subject to change, including changes that may be retroactive. No assurance can be given that IRS will not challenge the propriety of one or more of the tax positions described here or that such a challenge will not be successful.



     The tax treatment of a holder of any of the Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as such holder's particular situation. This summary does not purport to deal with all aspects of taxation that may be relevant to particular holders of Paired Common Shares or other Securities in light of their personal investment or tax circumstances. Sidley & Austin, counsel for the Company, has opined, as of April 24, 1998, on certain Federal income tax consequences with respect to the Paired Common Shares for the Company and the shareholders and stockholders of the Company. Such opinion has been filed as an exhibit to the Registration Statement. Sidley & Austin has advised the Company that such opinion is not binding on the IRS or any court and no assurance can be given that the IRS will not challenge the propriety of part or all of such opinion or that such a challenge would not be successful. Such opinion of Sidley & Austin relies upon and is premised on the accuracy of statements and representations of the Company concerning its business and properties, ownership, organization, sources of income, future operations, levels of distributions and recordkeeping, and the judgments of the Company with respect to the fair market value of its real estate assets, the relative value of the Trust Shares and the Corporation Shares to the value of the Paired Common Shares, the reasonableness of the guaranty fee paid by the Corporation to the Trust with respect to indebtedness incurred by the Corporation in connection with the acquisition of ITT, and the ability of the Corporation to have arranged for debt financing for the ITT Acquisition without a guaranty of the Trust. Such statements and representations by the Company are attached to and incorporated by reference into Sidley & Austin's opinion. Except as specifically provided, the discussion below does not address foreign, state, or local tax consequences, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws (including dealers in securities, foreign persons, life insurance companies, tax-exempt organizations, financial institutions, and taxpayers subject to the alternative minimum tax). The discussion below assumes that the Paired Common Shares are or will be held as "capital assets" within the meaning of Section 1221 of the Code. No assurance can be given that legislative, judicial or administrative changes will not affect the opinions contained in the Sidley & Austin opinion letter and/or accuracy of any statements in this Prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.



     EACH PROSPECTIVE PURCHASER OF SECURITIES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES.


FEDERAL INCOME TAXATION OF THE TRUST
  Background

     In 1980, prior to the establishment of the Corporation and the pairing of its shares with the shares of the Trust, the IRS issued a Private Letter Ruling (the "Ruling") to the Trust in which the IRS held that the pairing of the Trust Shares and the Corporation Shares and the operation of the Corporation would not preclude the Trust from qualifying as a REIT. The Ruling does not impose any continuing limitations on the Trust or the Corporation. Subsequent to the issuance of the Ruling, (i) the IRS announced that it would no longer issue rulings to the effect that a REIT whose shares are paired with those of a non-REIT will qualify as a REIT if the activities of the paired entities are integrated, and (ii) Congress, in 1984, enacted Section 269B(a)(3) of the Code, which treats a REIT and a non-REIT, the paired shares of which were not paired on or before June 30, 1983, as one entity for purposes of determining whether either company qualifies as a REIT. Section 269B(a)(3) of the Code has not applied to the Trust and the Corporation (since the Trust Shares and the Corporation Shares were paired prior to that date), and the Ruling's conclusions were not adversely affected thereby.


     In 1994, the Trust requested and received a determination letter from the IRS (the "IRS Letter"). The IRS Letter provided that the Trust's failure to send the shareholder demand letters required by the REIT Provisions (defined below) terminated its election to be taxed as a REIT beginning with the Trust's taxable year ended December 31, 1991 and permitted the Trust to re-elect to be taxed as a REIT commencing with its taxable year ended December 31, 1995. The IRS Letter also directed the Trust to file amended federal income tax returns for its taxable years ended December 31, 1991 and 1992 as a C corporation (and not as a REIT) and to file its federal income tax returns for its taxable years ended December 31, 1993 and 1994 as a C corporation. The Trust has filed such returns. Because the Trust had net losses for federal income tax purposes and did not pay any dividends during its taxable years ended December 31, 1991, 1992, 1993 and 1994, the IRS Letter did not result in the Trust owing any federal income tax. The Trust has instituted REIT compliance controls that are intended to prevent the reoccurrence of any such failure to comply with the reporting and recordkeeping requirements for REITs.



  Recently Proposed Legislation



     On March 26, 1998, the Chairman of the Ways and Means Committee of the United States House of Representatives and the Chairman of the Finance Committee of the United States Senate introduced identical bills ("H.R. 3558") that would, if enacted, limit the ability of the Company to manage or operate real property that the Company acquires after March 26, 1998. On March 31, 1998, the Senate Finance Committee voted to include the provisions of H.R. 3558 in the "Internal Revenue Service Restructuring and Reform Act of 1997." If enacted, H.R. 3558 would make it difficult for the Company to acquire and operate hotels after March 26, 1998 in the same manner as the Company has in the past. As a result, enactment of H.R. 3558 could have a material adverse effect on the results of operations, financial condition and prospects of the Company. No assurance can be given that H.R. 3558 will not be enacted in its current form or that other new legislation, regulations or administrative interpretations will not be adopted with respect to the Company's exemption from the anti-pairing rules of
Section 269B(a)(3) of the Code. The Company is evaluating its options in the event that H.R. 3558 (or a similar measure) were to be adopted.

  General

     The Trust has elected to be taxed as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations (the "REIT Provisions"), commencing with its taxable year ended December 31, 1995. The Trust believes that, commencing with such taxable year, it was organized and has operated in such a manner so as to qualify for taxation as a REIT and the Trust intends to continue to operate in such a manner; however no assurance can be given that the Trust has qualified as a REIT or will continue to so qualify.

     The REIT Provisions are highly technical and complex. The following sets forth the material aspects of the REIT Provisions that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the REIT Provisions and administrative and judicial interpretations thereof.


     Sidley & Austin has rendered an opinion to the effect that, commencing with the Trust's taxable year ended December 31, 1995, the Trust was organized and has operated in conformity with the REIT Provisions and its proposed method of operation will enable it to continue to comply with the REIT Provisions for its taxable year ending December 31, 1998 and future taxable years. It must be emphasized that such qualification and taxation as a REIT depends upon the Trust's ability to meet, through actual annual operating results, certain distribution levels, specified diversity of stock ownership, and various other qualification tests imposed under the REIT Provisions, as discussed below. The Trust's annual operating results will not be reviewed by Sidley & Austin. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year will satisfy such requirements. Further, the anticipated federal income tax treatment described in this Prospectus or any applicable Prospectus Supplement may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time. See "-- Recently Proposed Legislation," above. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify" below.


     As long as the Trust qualifies for taxation as a REIT, except in the circumstances set forth in the following paragraph it will not be subject to federal corporate income taxes on net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (once at the corporate level and again at the shareholder level) that generally results from investment in a regular corporation.

     Even if the Trust qualifies for taxation as a REIT, however, it will be subject to federal income or excise tax in the following circumstances. First, the Trust will be taxed at regular corporate rates on any undistributed REIT taxable income (as discussed below), including undistributed net capital gains. Second, under certain circumstances, the Trust will be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such property or a lease of such property) or
(ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust will be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed. Seventh, pursuant to IRS Notice 88-19, if the Trust has a net unrealized built-in gain, with respect to any asset (a "Built-in Gain Asset") held by the Trust on January 1, 1995 or acquired by the Trust from a corporation that is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the Built-in Gain Asset in the hands of the Trust is determined by reference to the basis of the asset in the hands of the C corporation, and the Trust directly or indirectly recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on January 1, 1995 with respect to assets held by the Trust on such date or, with respect to other assets, the date on which such asset was acquired by the Trust, then, to the extent of the Built-in Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Trust's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-in Gain assume that the Trust will make an election pursuant to IRS Notice 88-19 with respect to assets acquired by the Trust from a corporation that is or has been a C corporation. The Trust believes that it had Built-in-Gain Assets as of January 1, 1995 and that it acquired additional Built-in-Gain Assets as a result of the Westin Merger and, thus, direct or indirect sales of such Built-in-Gain Assets by the Trust after 1994 in excess of available loss carryforwards will result in a federal income tax liability to the Trust.


REQUIREMENTS FOR QUALIFICATION

     To qualify as a REIT, the Trust must elect to be so treated and must meet on a continuing basis certain requirements (as discussed below) relating to the Trust's organization, sources of income, nature of assets, and distribution of income to shareholders.


     The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Provisions; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities); (vii) as of the close of the taxable year, has no earnings and profits accumulated in any non-REIT year; (viii) is not electing to be taxed as a REIT prior to the fifth taxable year which begins after the first taxable year for which its REIT status terminated or was revoked or the IRS has waived the applicability of such waiting period; (ix) that has the calendar year as its taxable year; and (x) that meets certain other tests, described below, regarding the nature of its income and assets. The REIT Provisions provide that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) do not apply until after the first taxable year for which an election is made by the REIT to be taxed as a REIT.


     The Trust believes that it satisfies conditions (i) through (x) described in the immediately preceding paragraph. The Trust believes that the dividends paid and to be paid by the Trust and its predecessors will enable the Trust to satisfy condition (vii) above. In addition, the Declaration of Trust and the Articles of Incorporation provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Trust in continuing to satisfy the share ownership requirements described in conditions
(v) and (vi) above. See "Description of Paired Common Shares -- Ownership
Limits: Restrictions on Transfer; Repurchase and Redemption of Shares." With respect to its taxable years which ended before January 1, 1998, in order to maintain its election to be taxed as a REIT, the Trust must also maintain certain records and request certain information from its shareholders designed to disclose the actual ownership of its stock. The Trust believes that it has complied and will comply with these requirements.

     If a REIT owns a "Qualified REIT Subsidiary," the Code provides that such Qualified REIT Subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the Qualified REIT Subsidiary are treated as assets, liabilities and such items of the REIT itself. A Qualified REIT Subsidiary is a corporation all of the capital stock of which is owned by the REIT and, for taxable years beginning on or before August 5, 1997, has been owned by the REIT from the commencement of such corporation's existence. Unless the context otherwise requires, all references to the Trust in this "Federal Income Tax Considerations" section include the Trust's Qualified REIT Subsidiaries.

     As part of the acquisition of Westin, the Realty Partnership acquired substantially all of the stock of Seattle, Lauderdale and Denver, which corporations intend to elect to be taxed as REITs (the "Subsidiary REITs"). The Subsidiary REITs will not be treated as Qualified REIT Subsidiaries and will be subject to the REIT Provisions as described in this section. Also, as part of the acquisition of Westin, certain of the assets of Westin, including third party management, franchise and representation agreements and certain trademarks and other intangible property are held by corporations (the "Management Subsidiaries") of which the Trust or the Realty Partnership own all of the nonvoting preferred stock and common stock comprising less than 10% of the outstanding voting stock of each Management Subsidiary. The remainder of the voting stock of the Management Subsidiaries is owned by the Corporation. The Management Subsidiaries will not be treated as Qualified REIT Subsidiaries.


     In the case of a REIT that is a partner in a partnership, the REIT Provisions provide that the REIT is deemed to own its proportionate share of the assets of the partnership based on the REIT's capital interest in the partnership and is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests, described below. Similar treatment applies with respect to lower-tier partnerships which the REIT indirectly owns through its interests in higher-tier partnerships. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Realty Partnership and the other partnerships and limited liability companies in which the Trust owns a direct or indirect interest (collectively, the " Realty Subsidiary Entities"), will be treated as assets, liabilities and items of income of the Trust for purposes of applying the gross income tests and the asset tests described below, provided that the Realty Partnership and the Realty Subsidiary Entities are treated as partnerships for federal income tax purposes. See "-- Federal Income Tax Aspects of the Partnerships and the Subsidiary Entities" below. Sidley & Austin has advised the Company, however, that if the gross income tests and the asset tests described below were applied to partnerships in a manner different from that described in this paragraph, then the Trust might not be able to satisfy one or more of the gross income tests or asset tests and, in such a case, the Trust would lose its REIT status.


     Paired Common Shares. Section 269B(a)(3) of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B(a)(3) applied to the Trust and the Corporation, then the Trust would not be able to satisfy the gross income tests (described below) and thus would not be eligible to be taxed as a REIT. Section 269B(a)(3) does not apply, however, if the shares of a REIT and a non-REIT were paired on or before June 30, 1983 and the REIT was taxable as a REIT on or before June 30, 1983. As a result of this grandfathering rule, Section 269B(a)(3) has not applied to the Trust and the Corporation. This grandfathering rule does not, by its terms, require that the Trust be taxed as a REIT at all times after June 30, 1983. Sidley & Austin has rendered an opinion to the effect that the termination of the Trust's REIT election for the taxable years ended December 31, 1991 through 1994 did not result in Section 269B(a)(3) becoming applicable to the Trust. There are, however, no judicial or administrative authorities interpreting this grandfathering rule. Therefore, Sidley & Austin's opinion is based solely on the literal language of the statutory grandfathering rule.


     Sidley & Austin has advised the Company that, even though Section 269B(a)(3) of the Code does not apply to the Trust and the Corporation, the IRS could assert that the Trust and the Corporation should be treated as one entity under general tax principles. In general, such an assertion would only be upheld if the separate corporate identities of the Trust and the Corporation are a sham or unreal. Not all of the trustees of the Trust are also directors of the Corporation and no individual serves as an officer of both the Trust and the Corporation. In addition, the Trust, the Corporation, the Realty Partnership, the Operating Partnership, the Realty Subsidiary Entities and the partnerships or limited liability companies owned in whole or in part by the Operating Partnership (collectively, the "Operating Subsidiary Entities") have separate creditors and are subject to different state law licensing and regulatory requirements. The Trust and the Corporation have represented that they and the Realty Partnership, the Operating Partnership, and the entities in which they own a direct or indirect interest will each maintain separate books and records and all material transactions among them have been and will be negotiated and structured with the intention of achieving an arm's-length result.Sidley & Austin has rendered an opinion to the effect that, based on the foregoing, the separate corporate identities of the Trust and the Corporation will be respected.


     Due to the paired structure, the Trust, the Corporation, and certain of the entities in which they own a direct or indirect interest are controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. The Trust and the Corporation believe that all material transactions between them and among them and the Realty Partnership, the Operating Partnership and the entities in which they own a direct or indirect interest have been and will be negotiated and structured with the intention of achieving an arm's-length result. As a result, the potential application of Section 482 of the Code should not have a material effect on the Trust or the Corporation. Application of Section 482 of the Code depends on whether, as a factual matter, transactions between commonly controlled entities are at arm's-length. As a result, no opinion of counsel can be given with respect to the potential application of Section 482 of the Code.

     Income Tests. In order to maintain qualification as a REIT, the Trust must annually satisfy certain gross income requirements (the "gross income tests"). First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," as described below, and in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test and from dividends, interest, and gain from the sale or disposition of stock or securities that do not constitute dealer property or from any combination of the foregoing. Third, for taxable years beginning on or before August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received or deemed to be received by the Trust will qualify as "rents from real property" for purposes of the gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales (or items thereof). Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT directly or indirectly, owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, if a REIT provides services to its tenants, the income will qualify as "rents from real property" only if the services are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. Services that would give rise to unrelated business taxable income if provided by a tax-exempt organization ("Prohibited Services") must be provided by an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. Payments for services furnished (whether or not rendered by an independent contractor) that are not customarily provided to tenants in properties of a similar class in the geographic market in which the REIT's property is located will not qualify as "rents from real property." For taxable years beginning after August 5, 1997, the provision of Prohibited Services by a REIT in connection with a lease of real property will not cause the rent to fail to qualify as "rents from real property" unless the amount treated as received for the Prohibited Services exceeds 1% of all amounts received or accrued during the taxable year directly or indirectly by the REIT with respect to such property.

     A substantial portion of the Trust's income will be derived from its partnership interests in the Realty Partnership and the Realty Subsidiary Entities and its ownership (through the Realty Partnership) of the Subsidiary REITs. The Trust, the Realty Partnership, the Realty Subsidiary Entities and the Subsidiary REITs lease for a fixed period all of their fee and leasehold interests in their hotels and associated property to the Corporation, the Operating Partnership, the Operating Subsidiary Entities or to unrelated persons (the "Leases"). The Leases are net leases which generally provide for payment of rent equal to the greater of a fixed rent or a percentage rent. The percentage rent is determined by calculating a fixed percentage of the gross room revenues and adding, for certain hotels, fixed percentages of other types of gross revenues in excess of certain levels.


     In order for the rents paid under the Leases to constitute "rents from real property," the Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Leases are true leases depends upon an analysis of all of the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the intent of the parties, the form of the agreement, the degree of control over the property that is retained by the property owner and the extent to which the property owner retains the risk of loss with respect to the property.


     Sidley & Austin has rendered an opinion to the effect that the Leases will be treated as true leases for federal income tax purposes, which opinion is based, in part, on the following facts: (i) the lessors and the lessees intend for their relationship to be that of lessor and lessee and each such relationship will be documented by a lease agreement; (ii) the lessees will have the right to exclusive possession and use and quiet enjoyment of the leased premises during the term of the Leases; (iii) the lessees will bear the cost of, and be responsible for, day-to-day maintenance and repair of the leased premises, other than the cost of certain capital expenditures, and will dictate how the leased premises are operated and maintained; (iv) the lessees will bear all of the costs and expenses of operating the leased premises during the term of the Leases; (v) the term of the Leases is less than the economic life of the leased premises and the lessees do not have purchase options with respect to the leased premises; (vi) the lessees are required to pay substantial fixed rent during the term of the Leases; and (vii) each lessee stands to incur substantial losses or reap substantial profits depending on how successfully it operates the leased premises.



     Investors should be aware, however, that there are not controlling authorities involving leases with terms substantially the same as the Leases. Therefore, the opinion of Sidley & Austin is based upon an analysis of the facts and circumstances and upon rulings and judicial decisions involving situations that are analogous. If any significant Lease is recharacterized as a service contract or a partnership agreement, rather than as a true lease, the Trust would not be able to satisfy either the 75% or 95% gross income tests or, in the case of the recharacterization of a Lease of a Subsidiary REIT, one or more of the asset tests, and, as a result, would lose its REIT status.



     In order for rent payments under the Leases to qualify as "rents from real property," the rent must not be based on the income or profits of any person. The percentage rent under the Leases will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Leases are entered into; (ii) are not renegotiated during the term of the Leases in a manner that has the effect of basing percentage rent on income or profits; and (iii) conform with normal business practice. More generally, percentage rent will not qualify as "rents from real property" if, considering the Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. The Trust and the Corporation believe that the Leases conform with normal business practice and the percentage rent will be treated as "rents from real property" under this requirement. The Trust has further represented that, with respect to hotel properties that it may directly or indirectly acquire in the future, the Trust will not charge rent that is based in whole or in part on the net income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above).


     Another requirement for rent payments under a Lease to constitute "rents from real property" is that the rent attributable to personal property under the Lease must not be greater than 15% of the rent received under the Lease. For this purpose, rent attributable to personal property is the amount that bears the same ratio to the total rent for the taxable year as the average of the adjusted basis of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real property and personal property leased under, or in connection with, such lease. If with respect to a sufficient number of the Leases rent attributable to personal property is greater than 15% of the total rent, then the Trust would not be able to satisfy either the 75% or 95% gross income tests, or, in the case of a Lease of a Subsidiary REIT, one or more of the assets tests, and, as a result, would lose its REIT status. With respect to both the Leases and future acquisitions, the Trust has represented that it will monitor the 15% test to ensure continued qualification as a REIT.


     A third requirement for qualification of rent under the Leases as "rents from real property" is that neither the Trust nor any Subsidiary REIT may own, directly or constructively, 10% or more of the Corporation, the Operating Partnership or any Operating Subsidiary Entity or any other tenant under a Lease. If the Trust or any Subsidiary REIT were to own directly or indirectly, 10% or more of such tenant, the rent paid by the tenant with respect to the leased property would not qualify as income of the type that can be received by a REIT. In order to prevent such a situation, which would likely result in the disqualification of the Trust as a REIT, the Declaration of Trust and the Articles of Incorporation contain restrictions on the amount of Trust Shares and Corporation Shares that any one person can own. These restrictions generally provide that any attempt by any one person to actually or constructively acquire 8.0% or more of the outstanding Paired Common Shares will be ineffective. See "Description of Paired Common Shares -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares." Sidley & Austin has advised the Company, however, that notwithstanding such restrictions, because the Code's constructive ownership rules for purposes of the 10% ownership limit are broad and it is not possible to continually monitor direct and indirect ownership of Paired Common Shares, it is possible for a person to own sufficient Paired Common Shares to cause the termination of the Trust's REIT status.


     Finally, rent under the Leases will not qualify as "rents from real property" if either the Trust, the Realty Partnership, any Realty Subsidiary Entity, any Subsidiary REIT or any Management Subsidiary renders or furnishes Prohibited Services to the occupants of the properties (subject to a de minimis rule for taxable years beginning after August 5, 1997). So long as the Leases are treated as true leases, none of the Trust, the Realty Partnership, any Realty Subsidiary Entity, any Subsidiary REIT or any Management Subsidiary will be treated as rendering or furnishing Prohibited Services to the occupants of the properties as a result of the Leases. The Trust has represented that neither it nor any entity in which it directly or indirectly owns an interest or from which it receives income will be providing Prohibited Services to the Corporation or to any entity in which the Corporation directly or indirectly owns an interest, or will be managing or operating any assets owned directly or indirectly by the Trust. Sidley & Austin has advised the Company that if the IRS were to successfully assert that one or more of the Management Subsidiaries were providing Prohibited Services to the Corporation or to any entity in which the Corporation directly or indirectly owns an interest, or was managing or operating any assets owned directly or indirectly by the Trust, then, in certain cases, the Trust would not be able to satisfy either the 75% or 95% gross income test, or one or more of the asset tests, and, as a result, would lose its REIT status.



     Based on the foregoing, Sidley & Austin has rendered an opinion to the effect that the rent payable under the Leases will be treated as "rents from real property" for purposes of the 75% and 95% gross income tests. There can, however, be no assurance that the IRS will not successfully assert a contrary position or that there will not be a change in circumstances (such as the entering into of new leases) which would result in a portion of the rent received to fail to qualify as "rents from real property." If such failures were in sufficient amounts the Trust or a Subsidiary REIT would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.


     For purposes of the gross income tests, the term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Trust, the Realty Partnership and certain of the Realty Subsidiary Entities hold notes and may advance money from time to time to tenants for the purpose of financing tenant improvements, making real estate loans or holding or acquiring additional notes. None of the notes currently held by the Trust, the Realty Partnership or the Realty Subsidiary Entities provide for the payment of any amount based on the income or profits of any person other than amounts based, on a fixed percentage or percentages of receipts or sales. In addition, none of the Trust, the Realty Partnership or the Realty Subsidiary Entities intend to charge interest that will depend in whole or in part on the income or profits of any person or to make loans (not secured in substantial part by real estate mortgages) in amounts that could jeopardize the Trust's compliance with the 75% and 5% asset tests, discussed below. Accordingly to the extent the notes held by the Trust, the Realty Partnership or the Realty Subsidiary Entities are secured by real property, the interest received or accrued with respect to such notes will be treated as qualifying income for both the 75% and the 95% gross income tests. Certain of the notes held by the Trust and the Realty Partnership are not secured by real property and, with respect to such notes that are secured by real property (including notes issued in connection with the ITT acquisition), it is possible that the amount of such notes will exceed the fair market value of the real property security therefor. To the extent such notes are not secured by real property, interest received or accrued with respect to such notes will be treated as qualifying income for the 95% gross income test but will not be treated as qualifying income for the 75% gross income test. However, the Company believes that the amount of such interest will not cause the Trust to fail to satisfy the 75% gross income test.


     As part of the ITT acquisition, the Trust guaranteed certain indebtedness of the Corporation. The fees paid to the Trust for such guarantee are unlikely to be treated as qualifying income for either the 75% or the 95% gross income tests. However, the Company believes that the amount of such fees will not cause the Trust to fail to satisfy either the 75% or the 95% gross income test.


     For taxable years beginning on or before August 5, 1997, any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT. In addition, the net income from a prohibited transaction is subject to a 100% tax. The Trust believes that no asset directly or indirectly owned by it is held for sale to customers and that the sale of any such property will not be in the ordinary course of business of the Trust, the Realty Partnership or any Realty Subsidiary Entity.

     If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it will nevertheless qualify as a REIT for such year if it is entitled to and receives relief under certain provisions of the Code. No assurance can be given that the Trust would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision applies if the Trust fails the 30% income test for a taxable year beginning prior to January 1, 1998. In such case, the Trust will cease to qualify as a REIT.

     Asset Tests. In order to maintain qualification as a REIT, a REIT, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the REIT's total assets must be represented by "real estate assets" (including stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the
REIT), cash, cash items, government securities and shares of REITs. Second, not more than 25% of the REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the REIT may not exceed 5% of the value of the REIT's total assets, and the REIT may not own more than 10% of any one issuer's outstanding voting securities.

     The Trust believes that commencing with its taxable year ended December 31, 1995 it has complied with the asset tests. A substantial portion of the Trust's investments are in properties owned by the Realty Partnership and the Realty Subsidiary Entities, at least 75% of which represent qualifying real estate assets. A portion of the indebtedness of the Corporation and the Operating Partnership to the Trust and the Realty Partnership may not be qualifying assets under the 75% asset test. However, such portion does not exceed 5% of the value of the assets of the Trust and, thus, will not cause the Trust to fail the 5% asset test.

     The Trust (or the Realty Partnership) owns all of the nonvoting stock and less than 10% of the voting stock of each Management Subsidiary. Neither the Trust nor the Realty Partnership, however, directly owns more than 10% of the voting securities of any Management Subsidiary. The Trust also acquired, as a result of the Westin acquisition, certain intangible assets of Westin. The Trust believes that, as of the end of each calendar quarter commencing with the calendar quarter ending March 31, 1998, the value of the securities of each Management Subsidiary held directly by the Trust and the Trust's pro rata share of the value of the securities of each Management Subsidiary held indirectly through the Realty Partnership will not exceed 5% of the value of the Trust's total assets and that not more than 25% of the value of the Trust's total assets will consist of assets other than "real estate assets," cash and cash items (including receivables), government securities and shares of REITs. The Trust's belief is based in part upon its analysis of the estimated values of the various securities and other assets owned by the Trust and the Realty Partnership. There can be no assurance, however, that the IRS will not successfully assert that certain securities held by the Trust or the Realty Partnership cause the Trust to fail either the 5% or 10% asset tests or that less than 75% of the value of the Trust's total assets consists of "real estate assets," cash and cash items (including receivables), government securities and shares of REITs.

     After meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a subsequent quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. The Trust intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such actions within 30 days after the close of any quarter as may be required to cure any non-compliance.

     Annual Distribution Requirements. The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (a) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. In addition, if the Trust directly or indirectly disposes of any Built-in Gain Asset during its Recognition Period, the Trust will be required, pursuant to Treasury Regulations that have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements and, to the extent practical, avoid payment of material amounts of federal income or excise tax by the Trust. It is possible, however, that the Trust, from time to time may not have sufficient cash or other liquid assets to meet the distribution requirements described above. In order to meet the distribution requirements in such cases, the Trust, the Realty Partnership or a Subsidiary REIT may find it necessary to arrange for short-term or possibly long-term borrowings.


     Under certain circumstances, the Trust will be permitted to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which would be included in the Trust's deduction for dividends paid for the earlier year. In such case, the Trust would be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.


FAILURE TO QUALIFY

     If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. As a result, the Trust's failure to qualify as a REIT could reduce the cash available for distribution by the Trust to its shareholders. In addition, if the Trust fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of the Trust's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

FEDERAL INCOME TAXATION OF THE CORPORATION


     The Corporation is subject to federal income tax on its taxable income. A portion of the interest paid or accrued by the Corporation with respect to its indebtedness to the Trust or to the Realty Partnership may not be currently deductible. The amount of any such deferred interest deductions for a taxable year will depend on the amount and sources of income and expense of the Corporation and the extent to which the holders of Paired Common Shares are exempt from federal income tax. No opinion of counsel is being rendered on the deductibility of such interest expense because no controlling legal authority exists with respect to the application of the relevant sections of the Code to such interest expense.


FEDERAL INCOME TAXATION OF HOLDERS OF PAIRED COMMON SHARES


  Deemed Distributions



     Sidley & Austin has advised the Company that the IRS could assert that a significant portion of the third party debt incurred by the Corporation to finance its purchase of shares of ITT from the Trust as a part of the ITT acquisition should properly be treated for tax purposes as debt of the Trust. If a portion of the third party debt were so recharacterized, the Trust would be treated as making a deemed distribution of such proceeds to its shareholders, who would be deemed to immediately recontribute such proceeds to the Corporation. Similarly, repayments of such portion of the third party debt by the Corporation would be deemed distributions of the repaid funds by the Corporation to its stockholders followed by deemed contributions of such amounts to the Trust. With respect to issuances of Paired Common Shares, the IRS could also assert that a deemed distribution of cash or other property occurs if the relative value of the Trust Shares and the Corporation Shares were determined to be in a different ratio than the ratio used to determine the number of ITT shares sold by the Trust to the Corporation. For federal income tax purposes, any such deemed distributions would be taxed to a holder of Paired Common Shares as a dividend to the extent of the allocable portion of the distributing entity's earnings and profits, and then as a return of capital to the extent of such shareholder's adjusted basis in his or her shares in the distributing entity and thereafter, as gain from the sale or exchange of the applicable shares. Each entity's earnings and profits would be allocable to its deemed distributions in the same proportion as such deemed distributions bear to the sum of the actual and deemed distributions made to shareholders of such entity in such taxable year. Any gain recognized by a shareholder with respect to a deemed distribution would be treated as capital gain, and shareholders who are individuals may be entitled to lower capital gains tax rates depending on the holding period of their Paired Common Shares. Deemed distributions would likely result in shareholders being allocated more of the earnings and profits of the distributing entity, and consequently recognizing more taxable income, than in the absence of deemed distributions.


  Federal Income Taxation of Taxable U.S. Holders


     As used herein, the term "U.S. Shareholder" means a holder of Paired Common Shares who is: (i) a citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. As long as the Trust qualifies as a REIT, distributions made to the Trust's U.S. Shareholders up to the amount of the Trust's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are properly designated by the Trust as capital gain dividends will be taxed as long-term capital gain (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the holder has held its stock. However, corporate holders will, in certain circumstances, be required to treat up to 20% of certain capital gain dividends as ordinary income, and capital gains dividends are not eligible for the dividends-received deduction. Certain capital gain dividends will be taxed at different rates, depending on the type of gain recognized by the Trust. Distributions in excess of the Trust's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's Trust Shares, but rather will reduce the adjusted basis of such Trust Shares. To the extent that such distributions exceed the adjusted basis of a holder's Trust Shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by the Trust in October, November or December of any year payable to a holder of record on a specified date in any such month will be treated as both paid by the Trust and received by the holder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year.

     For taxable years beginning after August 5, 1997, if the Trust elects to retain and pay tax on its net capital gains, the Trust's U.S. Shareholders will be required to include their proportionate share of the undistributed long-term capital gains in income and will receive a credit for their share of the tax paid by the Trust. The basis of the Trust's U.S. Shareholders' Trust Shares would be increased by a corresponding amount.

     The Trust will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Trust up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. In such a case, holders will be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable distributions. Moreover, any "deficiency dividend" will be treated as a "dividend" (either as ordinary or capital gain dividend, as the case may be), regardless of the Trust's earnings and profits.

     Distributions from the Trust and gain from the disposition of the Trust Shares will not be treated as passive activity income and, therefore, shareholders will not be able to apply any "passive losses" against such income. Dividends from the Trust (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest expense limitation. Gain from the disposition of shares and capital gains dividends will not be treated as investment income unless the holders elect to have the gain taxed at ordinary income rates.

     Distributions from the Corporation up to the amount of the Corporation's current or accumulated earnings and profits will be taken into account by U.S. Shareholders as ordinary income and will be eligible for the dividends-received deduction for corporations. Distributions in excess of the Corporation's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's Corporation Shares, but rather will reduce the adjusted basis of such Corporation Shares. To the extent that such distributions exceed the adjusted basis of a holder's Corporation Shares they will be included in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less).

     In general, a U.S. Shareholder will realize capital gain or loss on the disposition of Paired Common Shares equal to the difference between the amount realized on such disposition and the holder's adjusted basis in such Paired Common Shares. Such gain or loss will generally constitute long-term capital gain or loss if the holder held such Paired Common Shares for more than one year. However, any loss upon a sale or exchange of Trust Shares by a holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Trust that are treated by such holder as long-term capital gain.

     For U.S. Shareholders who are individuals, the maximum capital gains tax rate for sales of Paired Common Shares will be (i) 28%, if such shares have been held for more than 12 but not more than 18 months, (ii) 20%, if such shares have been held for more than 18 months, or (iii) 18%, if such shares have been held for more than five years and the holding period for such shares begins after December 31, 2000. The eligibility of capital gains dividends for lower capital gains tax rates is subject to special rules.

     U.S. Shareholders will not be permitted to include in their individual income tax returns any net operating losses or capital losses of the Trust or the Corporation.

  Federal Taxation of Tax-Exempt Holders of Paired Common Shares

     The IRS has ruled that amounts distributed as dividends by a REIT to a tax-exempt employee's pension trust do not constitute unrelated business taxable income ("UBTI"). Based on this ruling and the analysis therein, distributions by the Trust will not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided the Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Trust Shares will not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Trust Shares as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt-financed property" within the meaning of Section 514 of the Code. Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS.

     For Tax-Exempt Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in the Trust will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Trust. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.


     Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall (subject to a de minimis exception) be treated as UBTI as to any trust that (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Due to the Ownership Limitation, the Trust does not expect to be a "pension held REIT" within the meaning of the Code.


  Federal Taxation of Non-U.S. Holders of Paired Common Shares

     The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the effect of federal, state, local, and foreign income tax laws with regard to an investment in Paired Common Shares, including any reporting requirements.


     Treasury Regulations were issued on October 14, 1997 (the "1997 Final Regulations") that will affect the United States federal income taxation of distributions by the Trust or Corporation to Non-U.S. Shareholders. The 1997 Final Regulations are generally effective for payments made after December 31, 1999. The discussion below does not include a complete discussion of the 1997 Final Regulations, and prospective Non-U.S. Shareholders are urged to consult their tax advisors concerning the tax consequences of their investment in light of the 1997 Final Regulations.


     In general, a Non-U.S. Shareholder will be subject to regular United States income tax with respect to its investment in Paired Common Shares if such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business will also be subject to the branch profits tax under
Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The following discussion will apply to Non-U.S. Shareholders whose investment in Paired Common Shares is not so effectively connected.

     Distributions. Distributions by the Trust to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Trust of United States real property interests nor designated by the Trust as capital gains dividends and distributions by the Corporation will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be. Such distributions ordinarily will be subject to United States withholding tax on a gross basis at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any such amounts withheld should be creditable against the Non-U.S. Shareholder's United States federal income tax liability.

     Distributions in excess of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Trust Shares or Corporation Shares, as the case may be, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Trust Shares or Corporation Shares, as the case may be, they will give rise to gain from the sale or exchange of Non-U.S. Shareholder's Paired Common Shares if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or other disposition of Paired Common Shares, as described below. Distributions to Non-U.S. Shareholders that reduce the adjusted basis of Trust Shares or Corporation Shares and distributions to Non-U.S. Shareholders that exceed the adjusted basis of Trust Shares or Corporation Shares will ordinarily be subject to a withholding tax on a gross basis at a 10% rate, regardless of whether such distributions result in gain to the Non-U.S. Shareholder. The Trust or the Corporation, as the case may be, are permitted to apply to the IRS for a certificate that reduces or eliminates this withholding tax. Any such amounts withheld will be creditable against the Non-U.S. Shareholder's United States federal income tax liability.

     If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current or accumulated earnings and profits, the distribution will generally be treated as a dividend for withholding purposes. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be. The Trust and the Corporation expect to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower rate is provided for under an applicable tax treaty and the shareholder files the required form evidencing eligibility for that reduced rate with the Trust and the Corporation, or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Trust and the Corporation claiming that the distribution is "effectively connected" income.

     Distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Trust of United States real property interests will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders would thus generally be taxed at the same rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Also, such gain would be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation, that is not entitled to an exemption under a tax treaty. The Trust is required to withhold and remit to the IRS 35% of any distribution that could be designated a capital gains dividend. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

       Sale of Paired Common Shares. Gain recognized by a Non-U.S. Shareholder upon a sale or other disposition of Paired Common Shares generally will not be subject to United States federal income tax, if (i) in the case of Trust Shares, the Trust is a "domestically controlled REIT" or (ii) (A) the Paired Common Shares are regularly traded on an established securities market (e.g., the NYSE, where the Paired Common Shares are currently traded) and (B) the selling Non-U.S. Shareholder held 5% or less of the outstanding Paired Common Shares at all times during the specified period, unless, in the case of a Non-U.S. Shareholder who is a non-resident alien individual, such individual is present in the United States for 183 days or more and certain other conditions apply. A domestically controlled REIT is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Trust believes that it qualifies as a domestically controlled REIT.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     Under certain circumstances, U.S. Shareholders will be subject to backup withholding at a rate of 31% on payments made with respect to, or on cash proceeds of a sale or exchange of, Paired Common Shares. Backup withholding will apply only if the holder: (i) fails to furnish its taxpayer identification number ("TIN") (which, for an individual, would be his or her Social Security number); (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that the holder has failed to report properly payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that the holder has furnished a correct TIN and has not been notified by the IRS that the holder is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. In addition, the Trust and the Corporation will be required to withhold a portion of capital gain distributions made to any holders who fail to certify their non-foreign status. Additional issues may arise pertaining to information reporting and withholding with respect to Non-U.S. Shareholders and each Non-U.S. Shareholder is urged to consult his or her tax advisor with respect to any such information reporting and withholding requirements.

FEDERAL INCOME TAX ASPECTS OF THE PARTNERSHIPS AND THE SUBSIDIARY ENTITIES

     A substantial portion of the Trust's assets are held directly or indirectly through the Realty Partnership and a substantial portion of the Corporation's assets are held directly or indirectly through the Operating Partnership.

     The Realty Partnership, the Operating Partnership, the Realty Subsidiary Entities and the Operating Subsidiary Entities involve special tax considerations, including the possibility of a challenge by the IRS of the status of any of such partnerships or limited liability companies as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of such partnerships or limited liability companies were to be treated as an association, it would be taxable as a corporation and, therefore, subject to an entity level tax on its income. Such an entity level tax would substantially reduce the amount of cash available for distribution to holders of Paired Common Shares. In addition, if the Realty Partnership or any Realty Subsidiary Entity were to be taxable as a corporation, the Trust would not qualify as a REIT. Furthermore, any change in the status of a partnership or limited liability company for tax purposes might be treated as a taxable event in which case the Trust or the Corporation might incur a tax liability without any related cash distributions.

PARTNERSHIP ANTI-ABUSE RULE

     The IRS has published regulations that provide an anti-abuse rule (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions"). Under the Anti-Abuse Rule, if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the Partnership Provisions, the IRS can recast the transaction for federal tax purposes to achieve tax results that are consistent with the intent of the Partnership Provisions. This analysis is to be made based on all facts and circumstances. The Anti-Abuse Rule states that the intent of the Partnership Provisions incorporates the following requirements: (i) the partnership must be bona fide and each partnership transaction or series of related transactions must be entered into for a substantial business purpose; (ii) the form of each partnership transaction must be respected under substance over form principles; and (iii) with certain exceptions, the tax consequences under the Partnership Provisions to each partner of partnership operations and the transactions between the partner and the partnership must accurately reflect the partner's economic agreement and clearly reflect the partner's income.


     Sidley & Austin has rendered an opinion to the effect that the Company's structure is not inconsistent with the intent of the Partnership Provisions and that, therefore, the IRS will not be able to invoke the Anti-Abuse Rule to recast the structure of the Company for federal income tax purposes. This opinion is based on examples contained in the Anti-Abuse Rule. However, because no controlling legal authority exists, no assurance can be given that the IRS or a court will concur with such opinion.

     The Anti-Abuse Rule also provides that, unless a provision of the Code or the Treasury Regulations prescribes the treatment of a partnership as an entity, in whole or in part, and that treatment and the ultimate tax results, taking into account all the relevant facts and circumstances, are clearly contemplated by that provision, the IRS can treat a partnership as an aggregate of its partners, in whole or in part, as appropriate to carry out the purpose of any provision of the Code or the Treasury Regulations. Treatment of either Partnership or any of the Subsidiary Entities, in whole or in part, as an aggregate rather than an entity is unlikely to materially change the federal tax consequences to any partner. In addition, the REIT Provisions generally treat a partnership as an aggregate rather than an entity for purposes of applying the income and asset tests. Therefore, the Anti-Abuse Rule should not have a material adverse effect on the federal income tax consequences to any partner or on the ability of the Trust to qualify as a REIT.

OTHER TAX CONSEQUENCES


     The Company and the holders of Paired Common Shares may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business or reside. The state, local or foreign tax treatment of the Trust, the Corporation and the holders of Paired Common Shares may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, HOLDERS OF PAIRED COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS ON THE PURCHASE, OWNERSHIP AND SALE OF PAIRED COMMON SHARES.


                              PLAN OF DISTRIBUTION

     The Trust and the Corporation may sell Securities through underwriters, through dealers or through agents, and also may sell Securities directly to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited directly by the Trust or the Corporation. Offers to purchase Securities may also be solicited by agents designated by the Trust or the Corporation from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter is, or underwriters are, utilized in the sale, the Trust or the Corporation will execute an underwriting agreement with such underwriters at the time of the sale to them, and the names of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Securities, such underwriters may be deemed to have received compensation from the Trust or the Corporation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agents. Underwriters may also sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the Trust or the Corporation to underwriters in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

     Underwriters, dealers, agents and other persons may be entitled, under underwriting and agreements that may be entered into with the Trust or the Corporation, to indemnification by the Trust or the Corporation against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such person they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, the Trust or the Corporation in the ordinary course of business.

     Unless otherwise specified in the applicable Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Paired Common Shares (which are listed on the NYSE). Any Paired Common Shares sold pursuant to a Prospectus Supplement will be listed on such exchange. The Trust or the Corporation may elect to list any series of Debt Securities, Preferred Shares or Warrants on an exchange, but neither the Trust nor the Corporation is obligated to do so. One or more underwriters may make a market in a series of Securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for any of the Securities.


     If so indicated in the applicable Prospectus Supplement, the Trust or the Corporation, as the case may be, will authorize underwriters, dealers or other persons acting as the Trust's or the Corporation's agents to solicit offers by certain institutions to purchase Securities from the Trust or the Corporation pursuant to contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Trust or the Corporation, as the case may be. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Securities shall not at any time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Securities are also being sold to underwriters, the Trust or the Corporation shall have sold to such underwriters the Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of Offered Securities pursuant to such contracts.

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M of the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Paired Common Shares, Preferred Shares or, to the extent applicable, Warrants, in connection with an offering of Paired Common Shares, Preferred Shares or, to the extent applicable, Warrants, respectively, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     The anticipated date of delivery of Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

                                 LEGAL MATTERS


     Sidley & Austin, Los Angeles, California, will pass upon the validity of the issuance of Securities offered pursuant to this Prospectus. Lawyers at Sidley & Austin participating in any such offering on behalf of such firm own or hold options to acquire such numbers of Paired Common Shares or other securities of the Company as are set forth in the applicable Prospectus Supplement. Sidley & Austin may rely upon the opinion of Piper & Marbury L.L.P., Baltimore, Maryland, as to certain matters of Maryland law.


                                    EXPERTS


     The separate and combined financial statements and financial statement schedules of the Trust and the Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 appearing in the Trust's and the Corporation's Joint Annual Report on Form 10-K and incorporated herein by reference, have been audited by Coopers & Lybrand, L.L.P., independent auditors, as stated in their report also incorporated by reference herein. Such financial statements and financial statement schedules have been incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of ITT as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, the combined financial statements of Westin Worldwide as of and for the year ended December 31, 1997, and the consolidated financial statements of W&S Hotel L.L.C. as of and for the year ended December 31, 1996 and for the period from acquisition (May 12, 1995) through December 31, 1995, incorporated by reference in this registration statement has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports. Reference is made to the report dated February 12, 1998 on the consolidated financial statements of ITT, which includes an explanatory paragraph with respect to the change in the method of accounting for start-up costs as explained in the Notes to the Financial Statements.

======================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER WAS MADE HEREBY AND THEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY (AS DEFINED HEREIN). NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES (AS DEFINED HEREIN) BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF SUCH PROSPECTUS SUPPLEMENT OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATES.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
Special Note Regarding Forward-Looking
  Statements..........................     4
The Company...........................     4
Use of Proceeds.......................     8
Ratio of Earnings to Fixed Charges....     8
Description of Debt Securities........     8
General Description of Capital
  Stock...............................    20
Description of Preferred Shares.......    20
Description of Paired Common Shares...    31
Description of Warrants...............    34
Description of Convertible Notes......    35
Federal Income Tax Considerations.....    36
Plan of Distribution..................    51
Legal Matters.........................    52
Experts...............................    52


======================================================
======================================================
                                 $3,000,000,000

                                STARWOOD HOTELS
                                   & RESORTS

                                STARWOOD HOTELS
                                   & RESORTS
                                WORLDWIDE, INC.

                                DEBT SECURITIES
                                PREFERRED SHARES
                              PAIRED COMMON SHARES
                                    WARRANTS
                               CONVERTIBLE NOTES
                              --------------------
                                   PROSPECTUS
                              --------------------
                                           , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Registration Fee............................................   $278,939
Printing Expenses...........................................    100,000
Legal Fees and Expenses.....................................     75,000
Accounting Fees and Expenses................................     50,000
Fees and Expenses of Transfer Agent.........................     10,000
Miscellaneous...............................................     36,061
                                                               --------
          Total.............................................   $550,000
                                                               ========

*Expenses are estimated except for the registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Articles of Incorporation and the Trust Declaration provide that the Corporation and the Trust, respectively, shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the MGCL and the Maryland REIT Law, respectively. The MGCL and the Maryland REIT Law require a corporation or a Maryland real estate investment trust (a "Maryland REIT") (unless its charter or declaration provides otherwise, which the Corporation Articles and the Trust Declaration do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL and the Maryland REIT Law permit a corporation or Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL and the Maryland REIT Law, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL and the Maryland REIT Law permit a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) a written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.


     The Company has entered into indemnification agreements with its directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such directors, trustees and executive officers.

ITEM 16.  EXHIBITS.

     The following exhibits are filed herewith:


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  2.1*    Amended and Restated Agreement and Plan of Merger dated as of November 12, 1997, among the Trust, the Corporation,
          Chess Acquisition and ITT (incorporated by reference to
          Exhibit A to the Joint Proxy Statement/Prospectus dated
          January 14, 1998, included in the Trust's and the
          Corporation's Registration Statement on Form S-4
          (Registration Statement Nos. 333-39409 and 39409-01).
          Schedules to the foregoing agreement have been omitted but will be furnished to the Commission on request.
  2.2*    Transaction Agreement dated as of September 8, 1997, among the Trust, the Corporation, and inter alia, WHWE L.L.C.
          (incorporated by reference to Exhibit 2 to the Trust's and the Corporation's Current Report on Form 8-K dated September
          25, 1997). Schedules to the foregoing agreement have been
          omitted but will be furnished to the Commission on request.
  4.1*    Form of Indenture for Debt Securities (incorporated by
          reference to Exhibit 4.1 to the Trust's and the
          Corporation's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 3, 1996
          (Registration Nos. 333-13411 and 333-13411-01) (the "1996
          Form S-3").
  4.2*    Form of Indenture for Convertible Notes (incorporated by
          reference to Exhibit 4.2 to the 1996 Form S-3).
  4.3*    Form of Convertible Notes (included in Exhibit 4.2).
  5.1     Opinion of Sidley & Austin.
  5.2     Opinion of Piper & Marbury L.L.P.
  8.1     Opinion of Sidley & Austin.
 12.1*    Computation of Ratio of Earnings to Fixed Charges.
 23.1     Consent of Coopers & Lybrand L.L.P.
 23.2     Consent of Arthur Andersen LLP.
 23.3     Consent of Sidley & Austin (included in Exhibits 5.1 and
          8.1).
 23.4     Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2).
 24.1*    Powers of Attorney.
 24.2     Powers of Attorney (included on the signature pages hereto).
 25.1+    Statement of Eligibility of Trustee on Form T-1 of Trustee
          for the Notes.
 25.2*    Statement of Eligibility of Trustee on Form T-1 of Trustee
          for the Convertible Notes (incorporated by reference to
          Exhibit 99.1 to the Trust's and the Corporation's Joint
          Current Report on Form 8-K dated March 21, 1997).


---------------

* Previously filed.

+ To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).


ITEM 17.  UNDERTAKINGS.


     (a) Each of the undersigned Registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the provisions described in Item 15 above, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrants hereby further undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrants further undertake that:

          (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants further undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations furnished by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 24th day of April, 1998.


                                          STARWOOD HOTELS & RESORTS


                                          By:    /s/ BARRY S. STERNLICHT

                                            ------------------------------------

                                                    Barry S. Sternlicht


                                                Chairman and Chief Executive



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              /s/ BARRY S. STERNLICHT                Chairman, Chief Executive Officer    April 24, 1998
---------------------------------------------------    and Trustee (Principal Executive,
                Barry S. Sternlicht                    Financial and Accounting Officer)

                         *                           Trustee                              April 24, 1998
---------------------------------------------------
                 Jean-Marc Chapus

                         *                           Trustee                              April 24, 1998
---------------------------------------------------
                  Bruce W. Duncan

                         *                           Trustee                              April 24, 1998
---------------------------------------------------
                 Madison F. Grose

                         *                           Trustee                              April 24, 1998
---------------------------------------------------
                George J. Mitchell

                         *                           Trustee                              April 24, 1998
---------------------------------------------------
                  Roger S. Pratt

                         *                           Trustee                              April 24, 1998
---------------------------------------------------
                 Stephen R. Quazzo

                                                     Trustee                              April   , 1998
---------------------------------------------------
                 Raymond S. Troubh

                         *                           Trustee                              April 24, 1998
---------------------------------------------------
               Stuart M. Rothenberg



*By:     /s/ RONALD C. BROWN

     -------------------------------
             Ronald C. Brown
            Attorney-in-Fact


     KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Madison F. Grose and Sherwin L. Samuels and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.



                                                                  April   , 1998

---------------------------------------------------------

Raymond S. Troubh

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 24th day of April, 1998.


                                          STARWOOD HOTELS & RESORTS
                                            WORLDWIDE, INC.


                                          By:      /s/ RONALD C. BROWN

                                            ------------------------------------

                                                      Ronald C. Brown


                                                Executive Vice President and


                                                  Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                         *                           Director                             April 24, 1998
---------------------------------------------------
                Barry S. Sternlicht

                         *                           Chief Executive, Hotel Operating     April 24, 1998
---------------------------------------------------    Group and Director (Principal
                  Juergen Bartels                      Executive Officer)

                /s/ RONALD C. BROWN                  Executive Vice President and Chief   April 24, 1998
---------------------------------------------------    Financial Officer (Principal
                  Ronald C. Brown                      Financial and Accounting Officer)

                         *                           Director                             April 24, 1998
---------------------------------------------------
                 Brenda C. Barnes

                         *                           Director                             April 24, 1998
---------------------------------------------------
                Jonathan D. Eilian

                         *                           Director                             April 24, 1998
---------------------------------------------------
                   Bruce M. Ford

                         *                           Director                             April 24, 1998
---------------------------------------------------
                Graeme W. Henderson

                         *                           Director                             April 24, 1998
---------------------------------------------------
                  Earle F. Jones

                         *                           Director                             April 24, 1998
---------------------------------------------------
                 Michael A. Leven

                         *                           Director                             April 24, 1998
---------------------------------------------------
                  Daniel H. Stern

                         *                           Director                             April 24, 1998
---------------------------------------------------
                 Barry S. Volpert

                         *                           Director                             April 24, 1998
---------------------------------------------------
                   Daniel W. Yih



*By:     /s/ ALAN M. SCHNAID

     -------------------------------
             Alan M. Schnaid
            Attorney-in-Fact


     KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Ronald C. Brown and Alan M. Schnaid and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ BRENDA C. BARNES                                              April 24, 1998

---------------------------------------------------------

Brenda C. Barnes

                                 EXHIBIT INDEX


                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
     2.1*     Amended and Restated Agreement and Plan of Merger dated as of November 12, 1997, among Starwood Hotels & Resorts (the
              "Trust"), Starwood Hotels & Resorts Worldwide, Inc. (the
              "Corporation"), Chess Acquisition Corp. and ITT Corporation
              (incorporated by reference to Exhibit A to the Joint Proxy
              Statement/Prospectus dated January 14, 1998, included in the
              Trust's and the Corporation's Registration Statement on Form
              S-4 (Registration Statement Nos. 333-39409 and 39409-01).
              Schedules to the foregoing agreement have been omitted but will be furnished to the Securities and Exchange Commission
              (the "Commission") on request.
     2.2*     Transaction Agreement dated as of September 8, 1997, among the Trust, the Corporation, and inter alia, WHWE L.L.C.
              (incorporated by reference to Exhibit 2 to the Trust's and the Corporation's Current Report on Form 8-K dated September
              25, 1997). Schedules to the foregoing agreement have been
              omitted but will be furnished to the Commission on request.
     4.1*     Form of Indenture for Debt Securities (incorporated by
              reference to Exhibit 4.1 to the Trust's and the
              Corporation's Registration Statement on Form S-3 filed with the Commission on October 3, 1996 (Registration Nos.
              333-13411 and 333-13411-01) (the "1996 Form S-3").
     4.2*     Form of Indenture for Convertible Notes (incorporated by
              reference to Exhibit 4.2 to the 1996 Form S-3).
     4.3*     Form of Convertible Notes (included in Exhibit 4.2).
     5.1      Opinion of Sidley & Austin.
     5.2      Opinion of Piper & Marbury L.L.P.
     8.1      Opinion of Sidley & Austin.
    12.1*     Computation of Ratios.
    23.1      Consent of Coopers & Lybrand L.L.P.
    23.2      Consent of Arthur Andersen LLP.
    23.3      Consent of Sidley & Austin (included in Exhibits 5.1 and
              8.1).
    23.4      Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2).
    24.1*     Powers of Attorney.
    24.2      Powers of Attorney (included on the signature pages hereto).
    25.1+     Statement of Eligibility of Trustee on Form T-1 of Trustee
              for the Notes.
    25.2*     Statement of Eligibility of Trustee on Form T-1 of Trustee
              for the Convertible Notes (incorporated by reference to
              Exhibit 99.1 to the Trust's and the Corporation's Joint
              Current Report on Form 8-K dated March 21, 1997).


---------------

* Previously filed.


+ To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).